Ex. 10.61

CONSOLIDATED, AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

among
SILVERLEAF RESORTS, INC.
(as Borrower)

and
TEXTRON FINANCIAL CORPORATION
(as Lender)

As of February 21, 2007

Section 1 -Definition Of Terms	3
Section 2 -The Loan	19
2.1 Facility Fee	19
2.2 Revolving Loan and Lending Limits.	20
2.3 Interest Rate	21
2.4 Payments	21
2.5 Prepayments.	24
2.6 Loan Component Ratio	27
2.7 Maximum Obligation of Textron Financial Corporation Under the Loan	27
2.8 Suspension of Advances.	28
2.9 Release of Intervals from Inventory	28
2.10 Intentionally Omitted	28
2.11 Partial Release of Real Property Mortgages	28
Section 3 -Collateral	29
3.1 Grant of Security Interest.	29
3.2 Financing Statements	29
3.3 Insurance	29
3.4 Protection of Collateral; Reimbursement	29
3.5 Additional Eligible Resorts	30
3.6 Modification of Eligible Notes Receivable	30
3.7 Assumption of Obligations under Eligible Notes Receivable	31
3.8 Purchaser/Criteria	31
3.9 Substitution of Inventory	31
3.10 Cross Collateralization	32
3.11 Security Interest in All Pledged Notes Receivable	32
3.12 The Modification to Inventory Mortgages	32
Section 4 -Conditions Precedent To The Closing	32
4.1 Conditions Precedent	32
4.2 Expenses	36
4.3 Proceedings Satisfactory	36
4.4 Conditions Precedent to Funding of Advances with Respect to Additional Eligible Resorts	36
Section 5 -Funding Procedure	42
5.1 The obligation of Lender to make any loan shall be subject to the satisfaction of all of the following conditions precedent:	42
Section 6 -General Representations And Warranties	52
6.1 Organization, Standing, Qualification	52
6.2 Authorization, Enforceability, Etc.	53
6.3 Financial Statements and Business Condition	54
6.4 Taxes	54
6.5 Title to Properties: Prior Liens	55
6.6 Subsidiaries, Affiliates and Capital Structure	55
6.7 Litigation, Proceedings, Etc	55
6.8 Licenses, Permits, Etc	55
6.9 Environmental Matters	55
6.10 Full Disclosure	56
6.11 Use of Proceeds/Margin Stock	56

6.12 Defaults	56
6.13 Compliance with Law	56
6.14 Restrictions of Borrower	57
6.15 Broker’s Fees	58
6.16 Deferred Compensation Plans	58
6.17 Labor Relations	58
6.18 Resorts.	59
6.19 Timeshare Regimen Reports	60
6.20 Operating Contracts	60
6.21 Architectural and Environmental Control	60
6.22 Tax Identification/Social Security Numbers	60
6.23 Inventory Control Procedures.	60
6.24 Real Property	61
6.25 Inventory.	61
6.26 Additional Representations and Warranties	61
Section 7 -Covenants	62
7.1 Affirmative Covenants	62
7.2 Negative Covenants	75
Section 8 -Events Of Default	78
8.1 Nature of Events	78
Section 9 -Remedies	80
9.1 Remedies Upon Default	80
9.2 Notice of Sale	82
9.3 Application of Collateral; Termination of Agreements	82
9.4 Rights of Lender Regarding Collateral	83
9.5 Delegation of Duties and Rights	83
9.6 Lender not in Control	83
9.7 Waivers	83
9.8 Cumulative Rights	84
9.9 Expenditures by Lender	84
9.10 Diminution in Value of Collateral	84
9.11 Lender’s Knowledge	84
Section 10 -Certain Rights Of Lenders	84
10.1 Protection of Collateral	84
10.2 Performance by Lender	84
10.3 No Liability of Lender	85
10.4 Right to Defend Action Affecting Security	85
10.5 Expenses	86
10.6 Lender’s Right of Set-Off	86
10.7 No Waiver	86
10.8 Right of Lender to Extend Time of Payment, Substitute, Release Security, Etc	86
10.9 Assignment of Lender’s Interest	86
10.10 Notice to Purchaser	86
10.11 Collection of the Notes	87
10.12 Power of Attorney	87
10.13 Relief from Automatic Stay, Etc	88

Section 11 -Term Of Agreement	88
Section 12 -Miscellaneous	88
12.1 Notices	88
12.2 Survival	89
12.3 Governing Law	90
12.4 Limitation on Interest	90
12.5 Invalid Provisions	90
12.6 Successors and Assigns	91
12.7 Amendment	91
12.8 Counterparts; Effectiveness	91
12.9 Lender Not Fiduciary	91
12.10 Return of Notes Receivable.	91
12.11 Accounting Principles	91
12.12 Total Agreement	92
12.13 Litigation	92
12.14 Incorporation of Exhibits	92
12.15 Consent to Advertising and Publicity of Timeshare Documents	92
12.16 Directly or Indirectly	93
12.17 Headings	93
12.18 Gender and Number	93
Section 13 -Special Conditions	93
13.1 Effective Date	93
13.2 Release	93

CONSOLIDATED, AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS CONSOLIDATED, AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of February 21, 2007, entered into by and between SILVERLEAF RESORTS, INC., a Texas corporation (as “Borrower”) and TEXTRON FINANCIAL CORPORATION, a Delaware corporation (the “Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender entered into an Amended and Restated Loan, Security and Agency Agreement (Tranche A), dated as of April 30, 2002 (as amended, the “Tranche A Loan Agreement”), pursuant to which the Borrower executed an Amended and Restated Secured Promissory Note in the original principal amount of $56,894,400.00, dated April 30, 2002, in favor of Lender (the “Tranche A Note”);

WHEREAS, Borrower, Lender, Webster Bank and Bank of Scotland entered into an Amended and Restated Loan, Security and Agency Agreement (Tranche B), dated as of April 30, 2002 (as amended, the “Tranche B Loan Agreement”), pursuant to which Borrower executed: (i) an Amended and Restated Secured Promissory Note in the original principal amount of $40,305,200.00, dated April 30, 2002, in favor of Lender; (ii) an Amended and Restated Secured Promissory Note in the original principal amount of $7,899,500.00, dated April 30, 2002, in favor of Webster Bank; and (iii) a Secured Promissory Note in the original principal amount of $7,899,500.00, dated April 30, 2002, in favor of Bank of Scotland (singly and collectively the “Tranche B Note”);

WHEREAS, Borrower and Lender entered into an Amended and Restated Loan and Security Agreement (Tranche C), dated as of April 17, 2001 (as amended, the “Tranche C Loan Agreement”, collectively with the Tranche A Loan Agreement and the Tranche B Loan Agreement, the “Original Loan Agreement”), pursuant to which Borrower executed an Amended and Restated Secured Promissory Note in the original principal amount of $8,060,000.00, dated April 30, 2002, in favor of Lender (the “Tranche C Note”, collectively with the Tranche A Note and the Tranche B Note, the “Original Note”);

WHEREAS, the Lender and Borrower entered into a Consolidated, Amended and Restated Loan, Security and Agency Agreement, dated as of August 5, 2005 (the “Receivable Loan Agreement”) to consolidate, amend and restate the: (i) Tranche A Loan Agreement; (ii) Tranche B Loan Agreement; and (iii) Tranche C Loan Agreement;

WHEREAS, pursuant to the Receivable Loan Agreement, the Original Note was replaced by a Consolidated, Amended and Restated Secured Promissory Note, dated as of August 5, 2005 in the aggregate principal amount of $100,000,000.00 in favor of Lender, as agent for each of the lenders under the Receivable Loan Agreement (the “Current Receivable Note”);

WHEREAS, Lender and Borrower entered into that certain Loan and Security Agreement, dated as of December 16, 1999, as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 17, 2001, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of April 30, 2002, as further amended by that certain Letter Amendment, dated as of March 27, 2003, and as further amended by that certain Third Amendment to Loan and Security Agreement (Inventory Loan), dated as of December 19, 2003 (collectively, the “Original Inventory Loan Agreement”);

WHEREAS, pursuant to the Original Inventory Loan Agreement, Lender agreed, subject to the terms and conditions of the Original Inventory Loan Agreement, to provide to Borrower, for the purpose of providing liquidity in connection with Borrower’s ownership, purchase and warehousing of Intervals (as such term is hereinafter defined), a loan in the maximum amount of $10,000,000 (the “Original Inventory Loan”), which loan was evidenced by Borrower’s Amended and Restated Secured Promissory Note, dated as of April 30, 2002 (the “Original Inventory Note”);

WHEREAS, Lender and Borrower amended and restated the Original Inventory Loan Agreement in its entirety pursuant to an Amended and Restated Loan, Security and Agency Agreement dated as of March 5, 2004, as amended by that certain Letter Amendment, dated as of April 16, 2004, and as further amended by that certain Letter Amendment, dated as of July 30, 2004 (together with the First Amendment and the Second Amendment, as such terms are hereafter defined, the “Restated Inventory Loan Agreement”);

WHEREAS, pursuant to the Restated Inventory Loan Agreement, Lender agreed, subject to the terms and conditions of the Restated Inventory Loan Agreement, to provide to Borrower, for the purpose of providing liquidity in connection with Borrower’s ownership, purchase and warehousing of Intervals, to make an additional inventory loan to the borrower in the maximum amount of $8,000,000 (the “Additional Inventory Loan”). The Original Inventory Loan and the Additional Inventory Loan are evidenced, respectively, by the Original Inventory Note, in the original principal amount of Ten Million Dollars ($10,000,000), and the Borrower’s Secured Promissory Note, dated March 5, 2004, in the original principal amount of Eight Million Dollars ($8,000,000) (the “Second Inventory Note”);

WHEREAS, pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement (Inventory Loan) dated as of February 28, 2005 (the “First Amendment”), Lender provided Borrower with an additional inventory loan in the maximum amount of $5,000,000 (the “Inventory Term Loan”) for the purpose of the repaying certain receivable credit facilities made by Lender to Borrower, which Inventory Term Loan increased the Inventory Loan to $21,000,000, and which Inventory Term Loan is evidenced by that certain Secured Promissory Note (Inventory Term Loan) dated February 28, 2005 in the original principal amount of $5,000,000.00 (the “Inventory Term Loan Note”); the Inventory Term Loan together with the Original Inventory Loan and the Additional Inventory Loan are collectively, referred to herein as the “Inventory Loan”);

WHEREAS, pursuant to that certain Second Amendment to Amended and Restated Loan and Security Agreement (Inventory Loan) dated as of October 26, 2005 (the “Second Amendment”), Lender agreed to extend the period during which Borrower may obtain advances pursuant to the Restated Inventory Loan Agreement and to extend the Final Maturity Date under the Restated Inventory Loan Agreement;

WHEREAS, Lender and Borrower have agreed to enter into this Agreement, as such term is hereafter defined, to: (A) consolidate, amend and restate the: (i) Receivable Loan Agreement and (ii) Restated Inventory Loan Agreement and (B) to provide to Borrower, subject to the terms and conditions of this Agreement, with acquisition financing in the maximum aggregate amount of $20,000,000 for the purpose of providing liquidity in connection with Borrower’s acquisition and ownership of certain improved and unimproved real property (the “Acquisition Loan”); and

WHEREAS, pursuant to this Agreement: (i) the Current Receivable Note will be replaced by an Amended and Restated Secured Promissory Note (Receivable Component)(the “Receivable Note”), (ii) the Original Inventory Note, the Second Inventory Note and the Inventory Term Loan Note will be replaced by an Amended and Restated Secured Promissory Note (Inventory Component) (the “Inventory Note”) and (iii) Borrower shall issue and deliver to Lender its Secured Promissory Note (Acquisition Component) to evidence the Acquisition Loan (the “Acquisition Note”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

Section 1-Definition Of Terms

Capitalized terms used in this Agreement are defined in this Section 1. The definitions include the singular and plural forms of the terms defined.

Acquisition Loan Component Collateral. Collectively, all now owned or hereafter acquired right, title and interest of Borrower, in all of the following:

(i) the Real Property;

(ii) documents, instruments, accounts, chattel paper, and general intangibles relating to the Real Property;

(iii) the Receivable Loan Component Collateral;

(iv) the Inventory Loan Component Collateral;

(v) the Silverleaf Finance II Stock;

(vi) the Silverleaf Finance II Subordinated Note;

(vii) all books, records, reports, computer tapes, discs and software relating to the Acquisition Loan Component Collateral; and

(viii) all extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Acquisition Loan Component Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof.

Acquisition Loan Component. The Acquisition Loan Component shall be that portion of the Loan that may be used by Borrower to fund the acquisition of the Real Property in an aggregate amount not to exceed $20,000,000.00, subject to the terms and provisions of this Agreement.

Acquisition Note. The term “Acquisition Note” shall have the meaning given to such term in the recitals hereto.

Additional Eligible Resorts or Additional Eligible Resort. The terms “Additional Eligible Resorts” and “Additional Eligible Resort” shall have the meanings ascribed to such terms in Section 3.5 hereof.

Advance. A portion of the proceeds of the Loan advanced from time to time by Lender to Borrower in accordance with the terms of this Agreement.

Affiliate. Any party controlled by, controlling, or under common control with, Borrower.

Agreement. This Consolidated, Amended and Restated Loan and Security Agreement by and between Borrower and Lender, as it may be amended from time to time.

Assignment of Notes Receivable and Mortgages. The term “Assignment of Notes Receivable and Mortgages” shall mean a recordable Collateral Assignment of Notes Receivable and Mortgages, in the form attached hereto as Exhibit A, made by Borrower in favor of Lender, evidencing the assignment to Lender, of all of the Pledged Notes Receivable and Mortgages.

Borrowing Base. With respect to each Eligible Note Receivable pledged to Lender hereunder in connection with each Advance from and after the Effective Date, an amount equal to seventy-five percent (75%) of the remaining principal balance of each such Eligible Note Receivable.

Business Day. Each day that is not a Saturday, a Sunday or a legal holiday under the laws of the State of Rhode Island, the State of Connecticut or the State of Texas.

Collateral. The term “Collateral” shall mean, singly and collectively, the Acquisition Loan Component Collateral, the Inventory Loan Component Collateral and the Receivable Loan Component Collateral.

Closing Date. The term “Closing Date” shall mean the date hereof.

Code. The Uniform Commercial Code in force in the State of Rhode Island as amended from time to time.

Commitment. The term “Commitment” shall refer singly to the obligation of Lender to make a Loan or Loans to Borrower and collectively to all Loans to be made by Lender to Borrower as provided herein. The maximum aggregate Commitment of Lender hereunder shall be $100,000,000.00, provided, however, that the maximum Commitment of Lender with respect to the Acquisition Loan Component shall be $20,000,000.00, the Maximum Commitment of the Lender with respect to the Inventory Loan Component shall be $40,000,000.00 and the Maximum aggregate Commitment of Lender with respect to the Acquisition Loan Component and the Inventory Loan Component shall be $40,000,000.00.

Common Elements. All common elements, including but not limited to any limited common elements, as each such common element is defined or provided for in the Declaration or other Timeshare Documents.

Custodian. Wells Fargo Bank, National Association having an address of 751 Kasota Ave, MAC# N9328-011, Minneapolis, MN 55414, or such other custodial agent as may be approved by Lender in writing from time to time. Custodian shall be Lender's agent for the purpose of maintaining possession of all present and future Collateral documents described in Section 3 hereof.

Custodial Agreement. The Custodial and Collateral Agency Agreement, dated as of January 13, 2005 by and among Lender, Borrower and Custodian, pursuant to which the Custodian is to maintain possession of all present and future Collateral documents described in Section 3 hereof, or any custodial agreement entered into as a replacement of such agreement.

Debtor Relief Laws. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

Declaration or Declarations. With respect to each Resort or Real Property, the applicable Declaration or Declarations described on Schedule 1.1(a) attached hereto.

Default. An event or condition the occurrence of which immediately is or, with a lapse of time or the giving or notice or both, becomes an Event of Default.

Default Rate. The term “Default Rate” shall have the meaning given to such term in the applicable Note.

Division or Commission. The governmental authority of each state in which a Resort or any Real Property is located, having jurisdiction over the establishment and operation of the Resorts in question and the sale of Intervals at such Resort.

EBITDA. The term EBITDA means, with respect to any Person for any period: (a) the sum of (i) net income (but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business), (ii) interest expense, (iii) depreciation and amortization and other non-cash items properly deducted in determining net income, and (iv) federal, state and local income taxes, in each case for such Person for such period, computed and calculated in accordance with GAAP minus (b) non-cash items properly added in determining net income, in each case for the corresponding period.

Effective Date. The term “Effective Date” shall have the meaning given in Section 13.1 hereof.

Eligible Notes Receivable. Those Pledged Notes Receivable which satisfy each of the following criteria:

(i) Borrower shall be the sole payee;

(ii) it arises from a bona fide sale by Borrower of one or more Intervals;

(iii) the Interval sale from which it arises shall not have been cancelled by Purchaser, and any statutory or other applicable cancellation or rescission period shall have expired and the Interval sale is otherwise in compliance with this Agreement;

(iv) it is secured by a Mortgage on the purchased Interval;

(v) principal and interest payments on it are payable to Borrower in legal tender of the United States;

(vi) payments of principal and interest on it are payable in equal monthly installments;

(vii) it shall have an original term of no more than one hundred twenty (120) months;

(viii) a cash down payment has been received from Purchaser or the maker in an amount equal to at least ten percent (10%) of the actual purchase price of each Interval, and Purchaser shall have received no cash or other rebates of any kind;

(ix) no monthly installment is more than thirty (30) days contractually past due at the time of an Advance in respect of such Eligible Note Receivable, or more than sixty (60) days contractually past due at any time;

(x) the rate of interest payable on the unpaid balance is at least the rate required so that when the Advance is made in respect of such Eligible Note Receivable the average interest rate on all Eligible Notes Receivable in respect of which Advances are outstanding shall not be less than thirteen percent (13%) per annum at any time, provided, however, that up to two percent (2.0%) of the Pledged Notes Receivable at any one time may consist of Notes Receivable that bear interest at a reduced rate under the Soldiers and Sailors Civil Relief Act, and any such Notes Receivable shall not be included in computing whether the average interest rate satisfies the foregoing requirement;

(xi) Purchaser of the related Interval has immediate access, for the timeshare “unit week” related to such purchase, to the Interval described in the Mortgage securing such Eligible Note Receivable, which Interval has been completed, developed, and furnished in accordance with the specifications provided in the Purchaser’s purchase contract, public offering statement and other Timeshare Documents; and Purchaser has, subject to the terms of the Declaration, purchase contract, public offering statement and other Timeshare Documents, complete and unrestricted access to the related Interval and the Resort;

(xii) neither Purchaser of the related Interval or any other maker of the Note is an Affiliate of, or related to, or employed by Borrower;

(xiii) Purchaser or other maker has no claim against Borrower and no defense, set-off or counterclaim with respect to the Note Receivable;

(xiv) the maximum remaining principal balance of any such Note Receivable shall not exceed $35,000 and such Note Receivable shall not be executed by a Purchaser or other maker if the total maximum remaining principal balance of the Notes Receivable executed by such Purchaser or other maker shall exceed $60,000 in the aggregate (or such greater amount as may be approved in writing in advance by Lender); provided, however, that up to ten percent (10%) of the outstanding principal balances of Pledged Notes Receivable at any one time may consist of a combination of “Eligible Larger Notes Receivable” and “Eligible Larger Aggregate Notes Receivable”. As used herein, the term “Eligible Larger Notes Receivable” shall mean Notes Receivable in respect of which: [w] the maximum remaining principal balance of any such Note Receivable exceeds $35,000 but does not exceed $150,000 (each a “Larger Note Receivable”); and [x] such Note Receivable satisfies all of the other eligibility criteria set forth in the Agreement. As used herein, the term “Eligible Larger Aggregate Notes Receivable” shall mean Notes Receivable; (y) executed by a Purchaser or other maker obligated in connection with a Larger Note Receivable if the remaining principal balance of all Notes Receivable executed by such Purchaser or other maker does not exceed $250,000; and (z) which satisfy all of the other eligibility criteria set forth in this Agreement;

(xv) it is executed by a U.S. or Canadian resident; provided, however, that no more than ten percent (10%) of the outstanding principal balance of all Eligible Notes Receivable shall at any time be comprised of Notes Receivable executed by Canadian residents, and, to the extent such outstanding principal balance of such Notes exceeds ten percent (10%), they shall not be considered Eligible Notes Receivable;

(xvi) the original of such Note Receivable has been endorsed to Lender and delivered to the Custodian as provided in this Agreement, and the terms thereof and all instruments related thereto shall comply in all respects with all applicable federal and state laws and the regulations promulgated thereunder;

(xvii) the Unit in which the timeshare Interval being financed or evidenced by such Note Receivable is located, shall not be subject to any Lien which is not previously consented to in writing by Lender; and

(xviii) if the loan is a newly originated Eligible Note Receivable which is replacing an existing Eligible Note Receivable pledged as Collateral under the Agreement and the proceeds have been used to finance the purchase of an Interval which is being upgraded by the Purchaser to a more expensive Interval:

(1) the principal balance of the existing Eligible Note Receivable which is being upgraded may still be included for purposes of calculating the Borrowing Base for a period of time expiring on the earlier to occur of (i) the 31st day after the consumer documents effecting the upgrade have been executed or (ii) the date on which any payment on such Eligible Note Receivable becomes thirty (30) or more days past due;

(2) on or before the second business day after the expiration of the statutory rescission period in connection with any consumer documents executed effecting any upgrade involving an Eligible Note Receivable and in any event within ten (10) days of such upgrade, the Borrower shall deliver to the Lender or its designee the original of the new promissory note, comparable instrument or installment sale contract executed in connection with such upgrade duly endorsed in blank by the Borrower and the Borrower will cause all payments made with respect to such new promissory note, comparable instrument or installment sale contract to be forwarded to the lockbox; and

(3) any new upgraded Note Receivable involving a prior Eligible Note Receivable shall only be included as part of the Borrowing Base if the prior Eligible Note Receivable has been removed from the Borrowing Base and the new upgraded Note Receivable satisfies all conditions for an Eligible Note Receivable.

Encumbered Intervals. The Intervals subject to the Mortgages.

Environmental Laws. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended from time to time (“RCRA”), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, all state and local environmental laws, rules and regulations of each state in which a Resort is located, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability or other tortious conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions.

Environmental Indemnification Agreement. The term “Environmental Indemnification Agreement” shall mean the Environmental Indemnification Agreement made by Borrower to Lender pursuant to this Original Loan Agreement, as the same has been and may be amended from time to time.

Exchange Company. Resort Condominiums International, Inc. (“RCI”).

Event of Default. The term “Event of Default” shall have the meaning given to such term in Section 8.1 of this Agreement.

Event of Non Funding. The term “Event of Non Funding” shall have the meaning given to such term in Section 2.6 of this Agreement.

Final Maturity Date. The term “Final Maturity Date” shall mean the applicable maturity date of each Loan Component as follows: (i) January 31, 2013 with respect to the Receivable Loan Component and (ii) January 31, 2012 with respect to each of the Acquisition Loan Component and the Inventory Loan Component.

Financial Statements. The tax returns and balance sheets and statements of income and expense of Borrower, and the related notes and schedules delivered by Borrower to Lender prior to the date of this Agreement; as provided for in Section 4.4(c)(xvii) of this Agreement; and the monthly, quarterly and annual financial statements and reports required to be provided to Lender pursuant to Section 7.1(h).

GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.

Hazardous Materials. “Hazardous substances,” “hazardous waste” or “hazardous constituents,” “toxic substances”, or “solid waste”, as defined in the Environmental Laws, and any other contaminant or any material, waste or substance which is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

Interest Rate. The Interest Rate on: (i) the Receivable Note shall be a variable rate, adjusted as of each Prime Rate Determination Date, equal to the Prime Rate, determined as of each Prime Rate Determination Date and (ii) each of the Acquisition Note and the Inventory Note shall be a variable rate, adjusted as of each Prime Rate Determination Rate, equal to the Prime Rate, determined as of each Prime Rate Determination Date, plus one percent (1%) per annum.

Interval. With respect to each Resort the undivided fractional fee interval ownership interest as a tenant-in-common (sometimes referred to in the Timeshare Documents as a vacation ownership interest, condoshare interest, or condoshare week) in a Unit sold to a Purchaser by delivery of a deed for a time-share period per calendar year (or, in the case of a biennial use period, per alternate calendar year) of one week (as defined in the Declaration), together with all appurtenant rights and interests, including, without limitation, appurtenant rights to use Common Elements, and easement, license, access and use rights in and to all Resort facilities and amenities (as described in the Declaration), all as more particularly described in the Declaration or other Timeshare Documents. Notwithstanding the foregoing, the term “Interval” shall also include, with respect to the Oak N’ Spruce Resort only, the beneficial interest in the entity which owns each of the Units at the Oak N’ Spruce Resort, as evidenced by the delivery to the Purchaser of any such beneficial interest of a certificate of beneficial interest for a timeshare period per calendar year (or, in the case of biennial use period, per alternate calendar year) of one week (as defined in the Oak N’ Spruce Resort Declaration), together with all pertinent rights and interests, including, without limitation, a pertinent right to use Common Elements, and easements, license, access and use rights in and to all Oak N’ Spruce Resort facilities and amenities, all as more particularly described in the Declaration or other Timeshare Documents for the Oak N’ Spruce Resort.

Interval Release Threshold. The term “Interval Release Threshold” shall mean 110% of the Required Retail Value of the Inventory. By way of example only, if the Required Retail Value of the Inventory is $66,666,666.66, the Inventory Release Threshold will be $73,333,333.33.

Inventory. The term “Inventory” shall mean the Intervals from Eligible Resorts, fee title to which is held by the Borrower and on which Lender is granted a first mortgage lien to secure Advances of the Inventory Loan Component.

Inventory Loan Component. The term “Inventory Loan Component” shall mean that certain $40,000,000.00 timeshare interval inventory loan provided by Lender to Borrower pursuant to this Agreement.

Inventory Loan Component Collateral. Collectively, all now owned or hereafter acquired right, title and interest of Borrower, in all of the following:

(i) the Inventory;

(ii) documents, instruments, accounts, chattel paper, and general intangibles relating to the Inventory;

(iii) the Acquisition Loan Component Collateral;

(iv) the Receivable Loan Component Collateral;

(v) the Silverleaf Finance II Stock;

(vi) the Silverleaf Finance II Subordinated Note;

(vii) all books, records, reports, computer tapes, disks and software relating to the Inventory Loan Component Collateral; and

(viii) all extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Inventory Loan Component Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof.

Inventory Mortgage or Inventory Mortgages. The term “Inventory Mortgage” or “Inventory Mortgages” shall mean, singly and collectively, a properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument, as applicable, executed and delivered by Borrower to Lender encumbering all of the right, title and interest of the Borrower in the Intervals and related Common Elements, and related or appurtenant easement, access and use rights and benefits, that is collateral for the Inventory Loan Component.

Inventory Note. The term “Inventory Note” shall have the meaning given to such term in the Recitals.

Lien. Any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.

Loan or Loans. The terms “Loan” and “Loans” mean, as the context requires, singly each loan and collectively all loans made to Borrower prior to the Effective Date pursuant to the Receivable Loan Agreement and the Restated Inventory Loan Agreement and all Loans made to Borrower after the Effective Date under this Agreement.

Loan Component. The term “Loan Component” shall mean, singly and collectively, the Acquisition Loan Component, the Inventory Loan Component and the Receivable Loan Component.

Loan Documents. Collectively, the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time.

(i) This Agreement;

(ii) The Receivable Note;

(iii) The Inventory Note;

(iv) The Acquisition Note;

(v) The Environmental Indemnification Agreement;

(vi) The Assignment of Notes Receivable and Mortgages;

(vii) The Inventory Mortgages;

(viii) The Real Property Mortgages;

(ix) The Modifications to Inventory Mortgages;

(x) Borrower’s Acquisition Certificate and Request for Advance;

(xi) Borrower’s Inventory Certificate and Request for Advance;

(xii) Borrower’s Receivable Certificate and Request for Advance;

(xiii) The Lockbox Agreement;

(xiv) The Custodial Agreement;

(xv) The Silverleaf II Stock and Subordinated Note Pledge Agreement;

(xvi) Financing Statements; UCC financing statements covering the Collateral, to be filed with the Texas Secretary of State and the Secretary of State and/or such other office where UCC financing statements are required to be filed pursuant to the Code; and

(xvii) Other Items; Such other agreements, documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender, contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time.

Loan to Retail Value Ratio. The term “Loan to Retail Value Ratio” shall mean the ratio of the outstanding principal balance of the Inventory Loan Component, from time to time, to the Retail Value of the Inventory. The maximum Loan to Retail Value Ratio shall be 15%.

Loan Year. The period commencing on the Closing Date through the last day of the next full twelve calendar month period and each successive twelve calendar month period thereafter during the Loan Term.

Lockbox Agent. JP Morgan Chase Bank, a New York banking association having a place of business at 2200 Ross Avenue, Dallas, Texas 75201, or such other financial institution as may be approved by Lender in writing from time to time.

Lockbox Agreement. The Lockbox and Servicing Agreement, dated as of December 16, 1999, by and among Borrower, Lender, Servicing Agent and Lockbox Agent, pursuant to which the Lockbox Agent is to provide lockbox, reporting and related services and is to provide for the receipt of payments on the Notes Receivable and the disbursement of such payments to Lender.

Management Agreements. Shall mean that certain Management Agreement by and between Silverleaf Club and Silverleaf Resorts, Inc., dated as of March 28, 1990, as amended to date and any other management agreement entered into by Borrower or any Affiliate of Borrower with respect to any Resort.

Mandatory Prepayment. Any prepayment required by Section 2.5(a)(ii) and Section 2.5(c)(ii) of this Agreement.

Marketing and Sales Expenses. Shall mean all promotion, lead generation, sales commissions and all other marketing expenses incurred or paid by Borrower pursuant to any marketing agreements or otherwise.

Mortgage. A properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument, as applicable, executed and delivered by each Purchaser to Borrower, securing a Pledged Note Receivable and encumbering all of the right, title and interest of such Purchaser in the related Encumbered Interval and Common Elements, and related or appurtenant easement, access and use rights and benefits. Lender acknowledges that assignments of beneficial interest executed by Purchasers of Intervals at Oak N’ Spruce Resort after July 2004 will not be recorded.

Modification(s) to Inventory Mortgages. Properly recorded amendment and restatement(s) or modification(s) of any existing Inventory Mortgages, in form and substance reasonably acceptable to Lender, for the purpose of securing the Loan, including the Acquisition Loan Component and the Receivable Loan Component.

Net Securitization Cash Flow. The term “Net Securitization Cash Flow” shall mean all right, title and interest of Silverleaf Finance II, Inc., a wholly owned subsidiary of Borrower, in any excess cash flow derived from the Notes Receivable sold by Borrower to Silverleaf Finance II, Inc. and then sold by Silverleaf Finance II, Inc. to Textron Financial Corporation, as Group Two Lender under the Silverleaf Finance II Documents.

Note. The term “Note” shall mean, singly and collectively, the Acquisition Note, in the form and substance attached here as Exhibit B-1, the Inventory Note, in the form and substance attached here as Exhibit B-2, and the Receivable Note, in the form and substance attached here as Exhibit B-3, as the case may be.

Note Receivable. A promissory note executed in favor of Borrower in connection with a Purchaser’s acquisition of an Interval.

Obligations. All amounts due or becoming due to Lender in respect of the Loan or Loans under any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, custodial fees, attorneys’ and paralegals’ fees and expenses and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender pursuant to any of the Loan Documents, and the prompt and complete payment and performance by Borrower of all obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents or otherwise

Operating Contract or Operating Contracts. As defined in Section 6.20.

Operating Expenses. Shall mean the total of all expenditures, computed in accordance with Generally Accepted Accounting Principles, of whatever kind relating to the ownership, operation, maintenance and management of the Resorts that are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary and capital repairs and maintenance, insurance premiums, license fees, property taxes and assessments, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs.

Participant. Participant shall mean, singly and collectively, any bank or other entity, which is indirectly or directly funding Lender with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Loan.

Payment Authorization Agreement. Pre-authorized electronic debit agreement by a Purchaser for payment of a Note Receivable.

Person. An individual, partnership, corporation, limited liability company, trust, unincorporated organization, other entity, or a government or agency or political subdivision thereof.

Pledged Notes Receivable. Any Note Receivable which at any time has been pledged to Lender by Borrower pursuant to this Agreement or any of the Loan Documents.

Prescribed Laws. The term “Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56) (the USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq., (d) the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and (d) all other Legal Requirements relating to money laundering or terrorism, and, in each case, any Executive Orders or regulations promulgated under any such laws.

Prime Rate Determination Date. The term “Prime Rate Determination Date” shall mean the first day of each month, provided, however, that if the first day of any month is not a Business Day, than the Prime Rate Determination Date for such month shall be the Business Day immediately preceding the first day of the month in question. Notwithstanding the foregoing, the initial Prime Rate Determination Date shall be the Effective Date.

Prime Rate. The highest prime rate of interest from time to time announced or published in the Money Rates column of the Wall Street Journal (Eastern Edition) (the “WSJ”). In the event that the prime rate established by the WSJ shall no longer be available, due to either the nonexistence of the WSJ or the WSJ’s failure to publish a prime rate, then the Prime Rate shall be the highest prime rate published by a major money center bank selected by Lender.

Property or Properties. Any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Purchase Price. The total purchase price of a timeshare Interval, as set forth in the Timeshare Documents and Note Receivable relating to the purchase of such Interval.

Purchaser. Any Person who purchases one or more Intervals.

Quarterly Financial Report. Individually and collectively, as applicable, the financial reports delivered in accordance with Section 7.1(h)(i).

Real Property. The term “Real Property” shall mean real property, both improved and unimproved, purchased by the Borrower using proceeds of an Advance of the Acquisition Loan Component in accordance with the terms and conditions of this Agreement. “Unimproved” Real Property shall mean either raw land or Real Property that is partially improved. “Improved” Real Property shall mean Real Property that is improved with completed infrastructure and other improvements suitable, in Lender’s sole discretion, for use as a timeshare resort or for timeshare marketing.

Real Property Mortgages. The term “Real Property Mortgage(s)” shall mean a first priority mortgage, deed of trust, deed to secure debt or other similar instrument granted by Borrower to Lender, to secure each Advance of the Acquisition Loan Component, in the form and substance attached here as Exhibit C and containing such changes and modifications as are necessary to reflect the law of the state in which the Real Property in question is located.

Receivable Loan Component Collateral. Collectively, all now owned or hereafter acquired right, title and interest of Borrower, in all of the following:

(i) Pledged Notes Receivable and all proceeds of or from them;

(ii) Mortgages and all proceeds of or from them;

(iii) documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable and the related Mortgages;

(iv) the Inventory Loan Component Collateral;

(v) the Acquisition Loan Component Collateral;

(vi) the Silverleaf Finance II Stock;

(vii) the Silverleaf Finance II Subordinated Note;

(viii) all books, records, reports, computer tapes, discs and software relating to the Receivable Loan Component Collateral; and

(ix) all extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Receivable Loan Component Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof.

Receivable Note. The term “Receivable Note” shall have the meaning given to such term in the Recitals.

Release Price. The term “Release Price” shall have the meaning ascribed to such term in Section 2.4(b)(ii).

Retail Value. The term “Retail Value” shall mean the fair market value of the Inventory and each Interval constituting part of the Inventory, as determined by Lender in its sole discretion.

Required Retail Value. The term “Required Retail Value” shall mean the aggregate Retail Value of the Inventory, such that the ratio of the outstanding balance of the Loan, from time to time, to the aggregate Retail Value of the Inventory does not exceed the Loan to Retail Value Ratio. By way of example, if the outstanding principal balance of the Inventory Loan Component were $10,000,000, the Required Retail Value of the Inventory will be $66,666,666.66.

Resort or Resorts (also “Eligible Resort” or “Eligible Resorts”). Individually and collectively, as applicable, each or all of the interval ownership and time-share projects consisting of: (i) (A) Holly Lake Ranch, Hawkins, Texas; (B) Piney Shores Resort, Conroe, Texas; (C) Lake O’ The Woods, Flint, Texas; (D) Hill Country Resort, Canyon Lake, Texas; (E) Ozark Mountain Resort, Kimberling City, Missouri; (F) Holiday Hills Resort, Branson, Missouri; (G) Fox River Resort, LaSalle County, Illinois; (H) Timber Creek Resort, Jefferson County, Missouri (I) Oak N’ Spruce Resort, South Lee, Massachusetts; (J) Apple Mountain Resort, Habersham County, Georgia; (K) The Villages, Flint, Texas; (L) Silverleaf’s Seaside Resort, Galveston County, Texas; (M) Orlando Breeze Resort, Polk County, Florida (also sometimes individually and collectively referred to herein as the “Existing Resorts”) and (ii) subject to Lender’s prior written approval and satisfaction by Borrower of the conditions precedent set forth in Sections 3.5 and 4.4 hereof, the Additional Eligible Resorts. The term “Resort” or “Resorts” includes, among other things, the undivided annual or (biennial) timeshare ownership interests (Intervals) in the respective Resorts, and the appurtenant exclusive rights to use Units in one or more buildings or phases and all appurtenant or related properties, amenities, facilities, equipment, appliances, fixtures, easements, licenses, rights and interests, including without limitation, the Common Elements, as established by and more fully defined and described in the respective Declarations, and the other Timeshare Documents.

Revenues. Shall mean all proceeds from the sale of Intervals, regardless of whether such proceeds are in the form of cash or Notes Receivable.

Revolving Loan Term. Shall mean the period commencing on the Closing Date and ending on January 31, 2010.

Security. Shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

Servicing Agent. Lender’s exclusive agent, which shall be such Person or Persons designated by Borrower and approved by Lender in its sole discretion, for the purposes of billing and collecting amounts due on account of the Pledged Notes Receivable, providing reports pursuant to the Lockbox Agreement and performing other servicing functions not performed by the Lockbox Agent.

Silverleaf Club. Shall mean Silverleaf Club, a Texas non-profit corporation.

Silverleaf Finance II Documents. Shall mean the SPV Loan Agreement, the Developer Transfer Agreement, the Demand Notes and all other agreements or documents executed in connection with the TFC Conduit Loan, as each may be amended, restated or otherwise modified from time to time.

Silverleaf Finance II Stock. Shall mean all equity interests in Silverleaf Finance II, Inc., all documents, certificates or instruments representing any of the foregoing and all cash, securities, dividends, rights and other property at any time received or receivable in respect of or in exchange for the foregoing, and all proceeds of the foregoing.

Silverleaf Finance II Subordinated Note. Shall mean the Subordinated Note, dated as of December 19, 2003, payable by SPV to the order of Silverleaf Resorts, Inc., and any other promissory note issued in replacement or restatement thereof, or otherwise issued to evidence SPV’s obligation to pay the deferred purchase price of Receivables under the Developer Transfer Agreement which is part of the Silverleaf Finance II Documents, in each case as amended or otherwise modified from time to time, and all proceeds of the foregoing.

Silverleaf Finance II Stock and Subordinated Note Pledge Agreement. Shall mean the agreement pursuant to which the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note is pledged to Lender, as security for the Loan.

SPV. Shall mean Silverleaf Finance II, Inc., a Delaware corporation.

SPV Assets. Shall mean all assets sold or conveyed by Borrower to the SPV pursuant to the Silverleaf Finance II Documents.

SPV Subordination Agreement. Shall mean that certain Subordination Agreement relating to Lender’s interest in the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note, dated as of December 19, 2003 by and among Textron Financial Corporation, in its capacity as Lender and in its capacity as lender under the Group Two Documents (as such term is defined in the SPV Subordination Agreement), as may be amended, restated or modified from time to time.

Stock and Subordinated Note Pledge Agreement. Shall mean the agreement pursuant to which all issued and outstanding shares of Silverleaf Finance II, Inc.’s capital stock and all right, title and interest in such shares, all certificates, instruments or other documents evidencing or representing the same and all dividends and distributions therefrom, including dividends and distributions paid in stock (the “Silverleaf Finance II, Inc. Stock”), and the subordinated note evidencing Silverleaf Finance II, Inc.’s obligation to pay the deferred purchase price of the receivables under the Silverleaf Finance II Documents are pledged to Lender, as security for the Loan.

Survey. A plat or survey of the Resorts or the Real Property, as the case may be, prepared by a licensed surveyor acceptable to Lender and in a form acceptable to Lender.

Term. The period beginning on the Closing Date and ending on the applicable Final Maturity Date.

TFC Conduit Loan. Shall mean that certain loan facility provided by Textron Financial Corporation (TFC) to SPV in accordance with the terms of the Silverleaf Finance II Documents.

Timeshare Act. Any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Resorts and the sales of the Intervals.

Timeshare Documents. Any registration statement required under any Timeshare Act approving the establishment and operation of the Resorts and the sales of Intervals.

Timeshare Owners’ Association. With respect to each Resort, the applicable not-for-profit corporations described on Schedule 1.1(b).

Tangible Net Worth. Tangible Net Worth means, with respect to any Person, the amount calculated in accordance with GAAP as: (i) the consolidated net worth of such Person and its consolidated subsidiaries, minus (ii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible in accordance with GAAP. Notwithstanding the foregoing, if subsequent to the Effective Date deferred sales are no longer considered an asset under GAAP, Lender agrees, at the request of Borrower, to determine, in its reasonable discretion, whether deferred sales should continue to be considered an asset for purposes of determining Borrower’s Tangible Net Worth.

Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by Borrower and its subsidiaries during such period on all indebtedness of Borrower and its subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease, or any synthetic lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

UCC Financing Statements. The UCC-1 Financing Statements, naming Borrower as debtor and Lender as secured party, heretofore or hereafter filed in connection with the Loans and all amendments thereto.

Unit. With respect to each Resort, one living unit in a building incorporated into the Resort pursuant to the Declaration, together with all related or appurtenant Common Elements and related or appurtenant interests in services, easements and other rights or benefits, as described and provided for in the Declaration, including but not limited to the right to use the Resort amenities and facilities in accordance with the Timeshare Documents.

Section 2-The Loan

2.1 Facility Fee. Borrower acknowledges and agrees that the following facility fees shall be due and payable to Lender: (i) with respect to the Receivable Loan Component, a facility fee in the amount of $90,000.00 shall be paid to Lender and (ii) with respect to the Inventory Loan Component and the Acquisition Loan Component, a facility fee of $247,000.00 shall be paid to Lender. Borrower acknowledges, agrees and confirms that Lender has earned each such facility fee notwithstanding whether the Loan or any portion is funded and further agrees that the facility fee shall be payable by Borrower to Lender upon execution of this Agreement by Borrower.

2.2 Revolving Loan and Lending Limits.

(a) Receivable Loan Component:

(i) Revolving Loan. Upon the terms and subject to the conditions set forth in this Agreement, Lender agrees during the Revolving Loan Term to make a loan or loans to Borrower with respect to the Receivable Loan Component, and Borrower may borrow, repay and reborrow during the Revolving Loan Term with respect to the Receivable Loan Component.

(ii) Lending Limits. Subject to Section 2.7 hereof, Borrower acknowledges, agrees and confirms that the obligations of Lender to make Loans under this Agreement to Borrower is limited to the lesser of: (i) the Borrowing Base or (ii) the maximum aggregate Commitment of $100,000,000.00.

(iii) Note Evidencing Borrower’s Obligations. Borrower’s obligations to pay the principal of and interest on the Loan or Loans made by Lender with respect to the Receivable Loan Component shall be evidenced by the Receivable Note to Lender, which Receivable Note shall be dated as of the date hereof and be in the principal amount of $100,000,000.00. The Receivable Note will mature on the Final Maturity Date applicable to the Receivable Loan Component, bear interest as provided in Section 2.3 hereof and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of the Receivable Note, the aggregate outstanding principal amount of the Loan with respect to the Receivable Loan Component at any time shall be the aggregate principal amount owing on the Receivable Note at such time. Lender is hereby authorized to record in its internal books and records the date and amount of each Advance made by Lender to Borrower with respect to the Receivable Loan Component, the interest rate and interest period applicable thereto and each repayment thereof; and such books and records shall, as between Borrower and Lender, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by Lender to so record any Advance made by Lender to Borrower with respect to the Receivable Loan Component, (or any error in such recordation) or any payment thereon shall not affect the Obligations of Borrower under this Agreement or under the Receivable Note and shall not adversely affect Lender’s rights under this Agreement with respect to the repayment thereof.

(iv) Making of Advances. Upon receipt by Lender from Borrower of a written request for Advance with respect to the Receivable Loan Component in accordance with Section 5 hereof and Borrower’s satisfaction of the requirements set forth in Section 5 hereof, Lender shall fund such Advance to Borrower in accordance with Borrower’s written request as provided in Section 5 hereof.

(b) Inventory Loan Component. Upon the terms and subject to the conditions set forth in this Agreement, including, but not limited to, Section 2.7 hereof, during the Revolving Loan Term the Lender shall make Advances with respect to the Inventory Loan Component to the Borrower, and the Borrower may borrow, repay and in the aggregate reborrow during the Revolving Loan Term, in an amount not to exceed at any time in the aggregate the lesser of: (i) the Loan to Retail Value Ratio of the Required Retail Value of the Inventory or (ii) $40,000,000.00.

(c) Acquisition Loan Component. Upon the terms and subject to the conditions set forth in this Agreement, including but not limited to Section 2.7 hereof, the Lender shall, in its sole and absolute discretion, make Advances with respect to the Acquisition Loan Component to the Borrower, and the Borrower may, subject to Lender’s approval, borrow, repay and reborrow from the Acquisition Loan Component during the Revolving Loan Term in an amount not to exceed at any time the lesser of (i)[A] with respect to unimproved Real Property, 70% of the actual cost paid by Borrower for said Real Property; or [B] with respect to the improved Real Property, 75% of the actual cost paid by Borrower for such Real Property or (ii) $20,000,000.00; provided, however, that the fair market value of any such property, as determined by Lender in its sole discretion based on an acceptable appraisal, shall in each case equal or exceed such actual costs.

2.3 Interest Rate. From and after the Effective Date, the aggregate principal amount of all Advances, that are outstanding from time to time, shall bear interest at the applicable Interest Rate. Each Advance shall bear interest at the applicable Interest Rate as of the date of Lender’s wiring of funds to Borrower through the date of Lender’s receipt of repayment of the applicable Loan Component (if received by Lender later than 12 noon, Eastern Standard Time, then interest accrual shall be through the next Business Day following such receipt). Interest will accrue daily, and shall be payable monthly in arrears. Immediately upon the occurrence of an Event of Default and after the Final Maturity Date (if a Loan Component is not paid in full on the applicable Final Maturity Date), at Lender’s election in its sole discretion, the entire Loan will bear interest at the Default Rate.

2.4 Payments. From and after the Effective Date, Borrower agrees punctually to pay or cause to be paid to Lender all principal and interest due under each Note in respect of the Loans. Borrower shall make the following payments on the Loan:

(a) Receivable Loan Component:

(i) Monthly Payments. Borrower shall direct or otherwise cause all makers of all Pledged Notes Receivable to pay all monies due thereunder to the lockbox established pursuant to the Lockbox Agreement, or as otherwise required by Lender. One hundred percent (100%) of the cleared funds collected from the Pledged Notes Receivable each week will be paid to Lender by the Lockbox Agent pursuant to the Lockbox Agreement, and will be applied by Lender first to the payment of costs or expenses incurred by Lender pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amounts due to Lender in connection with the Loan (“Collection Costs”). After payment of Collection Costs, Lender shall apply each such payment in the following order: (i) to any interest accrued at the applicable Default Rate; (ii) then to interest accrued and payable at the applicable Interest Rate; and (iii) then to outstanding principal. In the event that the payments received by Lender are insufficient to pay the Collection Costs and the amounts described in aforementioned clauses (i)-(ii), then Borrower shall pay the difference to Lender on or before the fifth (5th) day of the following month. In the event Borrower receives any payments on any of the Pledged Notes Receivable directly from or on behalf of the maker or makers thereof, Borrower shall receive all such payments in trust for the sole and exclusive benefit of Lender; and Borrower shall deliver to the Lockbox Agent all such payments (in the form so received by Borrower) as and when received by Borrower, unless Lender shall have notified Borrower to deliver directly to Lender all payments in respect of the Pledged Notes Receivable which may be received by Borrower, in which event all such payments (in the form received) shall be endorsed by Borrower to Lender and delivered to Lender promptly upon Borrower’s receipt thereof.

(ii) Final Payment. The entire outstanding principal amount of the Receivable Loan Component, together with all other Obligations related to the Receivable Loan Component, shall be due and payable on the applicable Final Maturity Date.

(b) Inventory Loan Component.

(i) Monthly Payments. The Borrower shall pay to Lender, on the first day of each month during the Term, commencing on February 1, 2007, interest on the outstanding principal balance of the Inventory Loan Component, from time to time, at the applicable Interest Rate. Lender shall apply each such payment in the following order: (i) to the payment of all costs or expenses incurred by Lender pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amount due to Lender in connection with the Loan; (ii) to any interest accrued at the Default Rate; (iii) to the payment of accrued and unpaid interest at the applicable Interest Rate; and (iv) to the reduction of the principal balance of the Inventory Loan Component. If the payment received by Lender with respect to any month is insufficient to pay in full all amounts due from Borrower to Lender under this Section 2.4(b)(i), Borrower shall pay the difference to Lender on or before the fifth (5th) day after notice from Lender to Borrower advising Borrower of such insufficiency.

(ii) Interval Release Price Payments. Prior to the release by Lender of any Interval from the Collateral in accordance with Section 2.9 hereof, the Borrower shall pay to the Lender an amount equal to the greater of: (i) $1,600 for each such Interval, or (ii) an amount necessary to fully repay the Loan upon sale of 75% of the Inventory (the “Release Price”), which payment shall be applied by Lender in accordance with Section 2.4(b)(i); provided, however, that if the Retail Value of the Inventory, as determined by the Lender, is equal to or greater than the Interval Release Threshold, the Borrower shall not be required to pay a Release Payment with respect to the release of any Interval until the expiration of the Revolving Loan Term.

(iii) Final Payment. The entire outstanding principal amount of the Inventory Loan Component, together with all other Obligations related to shall be paid in full by not later than the applicable Final Maturity Date.

(c) Acquisition Loan Component.

(i) Monthly Payments. The Borrower shall pay to Lender, on the first day of each month during the Term, commencing on February 1, 2007, interest on the outstanding principal balance of the Acquisition Loan Component, from time to time, at the applicable Interest Rate. If an Advance of the Acquisition Loan Component is not repaid within the earlier of (i) two years from the date of such Advance or (ii) the expiration of the Revolving Loan Term, then the remaining principal balance of such Advance will be repaid in equal monthly payments of principal over a three year period, together with interest thereon at the applicable Interest Rate, provided however, that if such three year period would extend beyond the applicable Final Maturity Date, such equal monthly payments, together with interest thereon at the applicable Interest Rate, will be adjusted so that such Advance is paid in full on or before the applicable Final Maturity Date. Lender shall apply each such payment in the following order: (i) to the payment of all costs or expenses incurred by Lender pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amount due to Lender in connection with the Loan; (ii) to any interest accrued at the Default Rate; (iii) to the payment of accrued and unpaid interest at the applicable Interest Rate; and (iv) to the reduction of the principal balance of the Acquisition Loan Component. If the payment received by Lender with respect to any month is insufficient to pay in full all amounts due from Borrower to Lender under this Section 2.4(c), Borrower shall pay the difference to Lender on or before the fifth (5th) day after notice from Lender to Borrower advising Borrower of such insufficiency.

(ii) Final Payment. The entire outstanding principal amount of the Acquisition Loan Component together with all other Obligations shall be paid in full by not later than the applicable Final Maturity Date.

2.5 Prepayments.

(a) Receivable Loan Component.

(i) Voluntary Prepayments. Except for regular payments of interest and principal as provided hereunder, prepayments, (i) shall not be permitted during the Revolving Loan Term, and (ii) may be made, subject to Section 2.6 hereof, in whole, but not in part, upon five (5) days prior written notice to the Lender at any time after the end of the Revolving Loan Term upon payment of the applicable Prepayment Premium (whether such prepayment results from voluntary payments by Borrower, acceleration, or otherwise); provided, however, that (A) payments or prepayments of Pledged Notes Receivable made by Purchasers who are not directly or indirectly solicited by Borrower to make such prepayment shall not violate this Section 2.5(a)(i), and no Prepayment Premium shall be payable as a result of any such payment by Purchasers; and (B) if at any time the Borrower wishes to release any Pledged Notes Receivable for the purpose of including those Pledged Notes Receivable in a securitization, pooling or similar conduit transaction, and after 30 days’ prior written notice to Lender, Borrower may prepay the principal balance of the Loan in whole or in part, to the extent necessary to cause the then current outstanding unpaid principal balance of the Loan to be equal to or less than the Borrowing Base, and, except as provided in Section 2.6 hereof, no Prepayment Premium will be due where such prepayment is the result of a securitization closing, as certified by Borrower to Lender. If Borrower voluntarily prepays the entire Receivables Loan Component, then Borrower shall pay to Lender the fee described in Section 2.6 hereof, shall no longer be entitled to Advances of the Acquisition Loan Component or the Inventory Loan Component and the outstanding principal balance under the Inventory Loan Component and the Acquisition Loan Component shall be repaid as provided in this Section 2.5(a)(i).

(ii) Mandatory Prepayments.

(1) Overadvances. If at any time the outstanding principal balance of the Receivable Loan Component exceeds the Borrowing Base or the applicable maximum aggregate Commitment, Borrower shall, within five (5) Business Days after notice, either (A) prepay the Loan in an amount necessary to reduce the outstanding principal balance of the Loan with respect to the Receivable Loan Component to an amount within the lending limits set forth in Section 2.2(a)(ii), or (B) pledge and deliver to Lender such additional or replacement Eligible Notes Receivable such that the remaining outstanding principal balance of the Loan is within the lending limits set forth in Section 2.2(a)(ii).

(2) Ineligible Pledged Notes Receivable. If at any time after the expiration of the Revolving Loan Term, Lender determines that any Pledged Notes Receivable which are included in the Borrowing Base, do not qualify as Eligible Notes Receivable (“Ineligible Notes Receivable”), then Borrower shall, within five (5) Business Days after notice, either (A) prepay the Loan in an amount equal to the balance due under such Pledged Note Receivable, or (B) replace the Ineligible Note Receivable with an Eligible Note Receivable having an outstanding aggregate principal balance equal to or in excess of the outstanding principal balance of such Ineligible Note Receivable. The pledge and delivery to Lender of additional Eligible Notes Receivable shall comply with the document delivery and recordation requirements set forth in Section 5.1 of this Agreement.

(3) No Prepayment Premium. No Prepayment Premium shall be due in connection with any mandatory prepayment made in accordance with Sections 2.5(a)(ii)(1) or 2.5(a)(ii)(2) above.

(iii) Prepayment Premium. Except as specifically set forth in Section 2.5(a)(i) above, any prepayment of the Loan pursuant to Section 2.5(a)(i) above must be accompanied by a prepayment premium (the “Prepayment Premium”) calculated, as of immediately prior to such prepayment, as follows:

Date of Prepayment	Premium

During the first Loan Year after the expiration of the Revolving Loan Term;	three percent (3%) of the then outstanding balance of the Loan;

During the second Loan Year after the expiration of the Revolving Loan Term;	two percent (2%) of the then outstanding balance of the Loan;

During the third Loan Year after the expiration of the Revolving Loan Term;	one percent (1%) of the then outstanding balance of the Loan;
Thereafter	Zero

(iv) Prepayment Premium upon Acceleration. If the Loan is accelerated based on an Event of Default prior to the expiration of the Revolving Loan Term, or if Borrower undertakes a voluntary prepayment prior to expiration of the Revolving Loan Term, at Lender’s sole discretion, payments on the Loan must include the Prepayment Premium that would be applicable if prepayment occurred in the first Loan Year after the expiration of the Revolving Loan Term.

(b) Acquisition Loan Component. The Acquisition Loan Component may be repaid in full or in part at any time including by a payment from an Advance of the Inventory Loan Component or the Receivable Loan Component. Borrower acknowledges, confirms and agrees that if there is sufficient availability under the Inventory Loan Component and the Receivable Loan Component, Borrower agrees that repayment of the Acquisition Loan Component shall be made first from an Advance of the Inventory Loan Component to the extent that there is availability under the Inventory Loan Component and then from availability under the Receivable Loan Component. Borrower further acknowledges, confirms and agrees that it shall not repay the Acquisition Loan Component from any other source while Borrower has availability to borrow under the Inventory Loan Component and/or the Receivable Loan Component.

(c) Inventory Component.

(i) Voluntary Prepayments. Borrower may not voluntarily prepay the Inventory Loan Component, in whole or in part, except that: (i) provided that no Event of Default shall have occurred and be continuing and (ii) Borrower pays the Release Price in accordance with Section 2.4(b)(ii) hereof, then at any time during the Term of the Loan, the Inventory Loan Component may be prepaid in part in connection with any prepayment which arises from release of any Interval from the Collateral, subject to Section 2.9 hereof, provided, however, that so long as any prepayment is not made with the proceeds of a financing provided to Borrower by any other lender or financial institution (other than a securitization or bond offering), Borrower may prepay the Inventory Component in part so long as the Inventory Loan Component is not paid in full and this Agreement has not been terminated.

(ii) Mandatory Prepayments. If at any time and for any reason, the outstanding unpaid principal balance of the Inventory Loan Component shall exceed the amount which satisfies the Loan to Retail Value Ratio, then, within five (5) Business Days following Borrower’s receipt of telecopied notice from Lender of the occurrence of such excess or, absent such telecopied notice, within fifteen (15) days after the end of the calendar month in which such excess occurred, Borrower shall either: (x) prepay the principal balance of the Inventory Loan Component in an amount equal to the difference between the aggregate principal amount of the Inventory Loan Component and the amount necessary to comply with the Loan to Retail Value Ratio of the Inventory or (y) Borrower shall grant to Lender a first mortgage Lien on additional Intervals from Eligible Resorts so that the Retail Value of the Inventory, including such additional Intervals, equals or exceeds the Required Retail Value of the Inventory and the Loan to Retail Value Ratio is satisfied. In granting to Lender a first mortgage lien on such additional Intervals, Borrower shall comply with the document delivery and recordation requirements set forth in Section 4 of this Agreement and Borrower shall deliver to Lender its written certification that the Retail Value of the Inventory, including such additional Intervals, is equal to or greater than the Required Retail Value and satisfies the Loan to Retail Value Ratio. If Borrower elects to prepay the excess principal balance of the Inventory Loan Component pursuant to this Section (ii) above, no prepayment premium shall be payable in connection with such prepayment.

(iii) Premiums. Notwithstanding anything herein contained to the contrary, any prepayment under this Section 2.5(c) must include all accrued but unpaid interest, and accrued but unpaid contributions, taxes, insurance, loan charges custodial fees, attorneys’ and paralegals’ fees and expenses, and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender pursuant to any of the Loan Documents accrued but unpaid.

2.6 Loan Component Ratio. Borrower shall maintain, at all times during the term of the Loan, a ratio between the outstanding principal balance of the Receivable Loan Component and the aggregate outstanding principal balances of the Acquisition Loan Component and the Inventory Loan Component of 1 to 1 for the trailing 6 month period computed monthly. If the 1 to 1 ratio is not maintained for any such six month period, and during that same period, the outstanding principal balance of the Receivable Loan Component is less than $40,000,000, Borrower shall pay Lender a fee equal to ¼% of the difference between the outstanding principal balance of the Receivable Loan Component and $40,000,000. Furthermore, if either: (i) the ratio between the outstanding principal balance of the Receivable Loan Component and the aggregate outstanding principal balances of the Acquisition Loan Component and the Inventory Loan Component shall be less than .5 to 1 or (ii) the ratio between the outstanding principal balance of the Receivable Loan Component and the outstanding principal balance of the Acquisition Loan Component shall be less than 1 to 1 (each an “Event of Non Funding”), then Lender shall not be obligated to loan nor shall Borrower be entitled to borrow any Advance of the Inventory Loan Component or the Acquisition Loan Component.

2.7 Maximum Obligation of Textron Financial Corporation Under the Loan. Borrower acknowledges, agrees and confirms as follows: (i) notwithstanding anything to the contrary in Section 2.2(c) hereof Lender shall not be obligated to make an Advance of the Acquisition Loan Component in excess of $15,000,000.00 with respect to any single Real Property; (ii) notwithstanding anything to the contrary in Section 2.2(b) and 2.2(c) hereof, the aggregate principal balance of the Acquisition Loan Component and the Inventory Loan Component shall not exceed $40,000,000.00; and (iii) notwithstanding anything to the contrary herein, in any other Loan Document or in any document evidencing or securing the Receivable Loan Component, the Inventory Loan Component and/or the Acquisition Loan Component, Lender shall not be obligated to fund any Advance hereunder, which when taken together with the loans or advances made by Lender to Borrower under this Agreement, the Receivable Loan Agreement and/or the Restated Inventory Loan Agreement would cause the aggregate amount of such loans and advances by Lender to Borrower to exceed a maximum aggregate amount of $100,000,000.00.

2.8 Suspension of Advances.

(a) Suspension of Sales. If any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction shall be issued limiting or otherwise materially adversely affecting any Interval sales activities, other business operations in respect of the Resorts, or the enforcement of the remedies of Lender hereunder, then, in such event, Lender shall have no obligation to make any Advances hereunder: (i) in respect of Pledged Notes Receivable from the sale of Intervals which are the subject of any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been issued until the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been lifted or released to the satisfaction of Lender and (ii) in respect of Pledged Notes Receivable from the sale of Intervals at any Resort if: (x) the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction in question has not been lifted or released to the satisfaction of Lender within sixty (60) days of its issuance and (y) there is a reduction in the total number of sales of Intervals by Borrower in any Loan Year of more than twenty percent (20%) from the total number of sales of Intervals in the immediately preceding Loan Year.

(b) Change in Control. If there shall occur a change, singly or in the aggregate, of more than fifty percent (50%) of the executive management of Borrower as described in Schedule 2.8(b) hereto, Lender shall have no obligation to make any Advances hereunder, unless within thirty (30) days prior thereto Borrower provides Lender with written information setting forth the replacement executive management personnel of Borrower together with a description of those Persons’ experience, ability and reputation, and Lender, acting in good faith, determines that the replacement management personnel’s experience, ability and reputation is equal to or greater than that of Borrower as set forth on Schedule 2.8(b). Lender shall have no obligation to make any Advances hereunder if more than two (2) of the five (5) Board of Directors’ positions are controlled by the Borrower’s bond holders.

2.9 Release of Intervals from Inventory. Upon written request of the Borrower, and provided that no Event of Default shall have occurred and be continuing hereunder, Lender shall release from the Collateral, one or more Intervals subject to the following conditions: (i) payment by Borrower to Lender at the time of such release of the Release Price for each such Interval and (ii) the remaining Inventory Loan Component Collateral satisfies the Required Retail Value.

2.10 Intentionally Omitted

2.11 Partial Release of Real Property Mortgages. From time to time, Lender agrees to consider, at its sole discretion, requests from Borrower for a partial release of the lien of any Real Property Mortgage. Such release shall be subject to such terms and conditions as Lender may impose in its sole discretion.

Section 3-Collateral

3.1 Grant of Security Interest.

(a) To secure the payment and performance of the Obligations with respect to each Loan Component, for value received, Borrower unconditionally and irrevocably assigns, mortgages, conveys, transfers, pledges and grants to Lender:

(i) with respect to the Receivable Loan Component, the Receivable Loan Component Collateral;

(ii) with respect to the Acquisition Loan Component, the Acquisition Loan Component Collateral; and

(iii) with respect to the Inventory Loan Component, the Inventory Loan Component Collateral.

3.2 Financing Statements. Borrower agrees, at its own expense, to execute the financing statements, continuation statements and amendments provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Lender’s security interests in the Collateral. Borrower hereby authorizes Lender to execute and/or file on Borrower’s behalf any such financing statements, continuation statements and amendments.

3.3 Insurance. Insurance coverage with respect to the Resort(s) is provided by the Silverleaf Club. Borrower shall furnish Lender, upon request, with satisfactory evidence that the Units, Buildings and Resorts are adequately insured. Such insurance coverage shall insure against such risks, be in such amounts, with such companies and on such other terms as Lender may reasonably require. Each such policy shall name Lender as an additional insured and loss payee, as its interests may appear. Borrower shall also maintain insurance in accordance with Section 7.1(d) hereof.

3.4 Protection of Collateral; Reimbursement. The portion of the Collateral consisting of: (i) the original Pledged Notes Receivable, (ii) the original Mortgages, (iii) the original purchase contracts (including addendum) related to such Pledged Notes Receivable and Mortgages, and (iv) originals or true copies of the related truth-in-lending disclosure, loan application, warranty deed, and if required by Lender, the related Purchaser’s acknowledgement receipt and the Exchange Company application and disclosures, shall be delivered at Borrower’s expense to the Custodian, and held in Custodian’s possession and control pursuant to the Custodial Agreement. All fees and costs arising under the Custodial Agreement shall be borne and paid by Borrower; and if Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower’s account therefor, and Borrower agrees promptly to reimburse Lender therefor with interest accruing thereon daily at the Default Rate. All sums so paid or incurred by Lender for any of the foregoing and any and all other sums for which Borrower may become liable hereunder and all costs and expenses (including attorneys’ and paralegals’ fees, legal expenses and court costs) which Lender may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or with respect to any of the transactions hereunder or thereunder, until paid by Borrower to Lender with interest at the Default Rate, shall be included among the Obligations, and, as such, shall be secured by all of the Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of the Custodian, Lockbox Agent, or Servicing Agent or any warehouseman, carrier, forwarding agency, or other Person whomsoever.

3.5 Additional Eligible Resorts. From time to time during the Term, Borrower may propose to Lender that one or more additional time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts in respect of which Advances may be made. Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, Affiliate, project, financial and related information identified in Section 4.4 hereto, and such other information as Lender may require. Borrower will reasonably cooperate with Lender’s underwriting and due diligence, and Borrower will be responsible for payment upon billing for Lender’s out-of-pocket expenses in connection therewith. Subject to Lender’s underwriting and due diligence review, including satisfaction of the conditions in Section 4 and Section 5 hereof as they relate to such additional time-share resorts, Lender may, but shall not be required to, approve one or more such additional time-share resorts, including future phases or condominiums in an Existing Eligible Resort, as an Eligible Resort qualifying for Advances under and subject to the terms of this Agreement and the other Loan Documents.

Subject in each instance to Lender’s underwriting and due diligence review, and Lender’s prior written approval, any project as may be approved by Lender after the Closing Date, if any, is hereinafter referred to as an “Additional Eligible Resort”. Any Advances hereunder with respect to any Additional Eligible Resort will be subject to all terms and conditions of this Agreement and the other Loan Documents.

3.6 Modification of Eligible Notes Receivable. Notwithstanding anything herein to the contrary, Borrower shall have the right to modify the interest rate and term only of the Eligible Notes Receivable without Lender’s prior consent, provided that: (i) any such change in the rate of interest on any one or more Eligible Notes Receivable shall not reduce the average interest rate on all Eligible Notes Receivable to less than twelve and one half percent (12 ½%) per annum at any time; (ii) the term of no Eligible Notes Receivable shall be increased to a term longer than one hundred twenty (120) months from the date of the first required monthly payment of such Eligible Note Receivable, except that with respect to any Eligible Note Receivable in respect of which one or more monthly payments have been deferred, the term of such Eligible Note Receivable may be extended one month for each such deferred payment provided, however, that in no event shall the term of such Eligible Note Receivable be increased to a term longer than one hundred twenty eight (128) months from the date of the first required monthly payment of such Eligible Note Receivable; (iii) at no time may Borrower so modify the terms of Eligible Notes Receivable constituting more than fifteen percent (15%) of the outstanding principal balance of all Eligible Notes Receivable at any time. Solely for purposes of calculating the foregoing fifteen percent (15%) limit, an Eligible Note Receivable shall not be considered “to have been modified” if the Purchaser in respect of such note: (y) has made at least a ten percent (10%) down payment on the Interval and (z) has made at least six (6) monthly payments, with at least four (4) payments being made after the date the note was modified; (iv) Borrower immediately provides Lender with notice of any such modification together with any original documentation evidencing such modification and (v) no Eligible Note Receivable is modified more than once in any twelve (12) month period or more than twice during the term of such Eligible Note Receivable.

3.7 Assumption of Obligations under Eligible Notes Receivable. Notwithstanding anything herein to the contrary, upon the sale by a Purchaser of an Interval, the new Purchaser of the Interval may be substituted as obligor under the Eligible Note Receivable in question, provided that: (i) said new Purchaser assumes in writing all of the obligations of the original obligor under the Eligible Note Receivable in question; (ii) the Eligible Note Receivable continues to meet all of the criteria for an Eligible Note Receivable as set forth herein and (iii) the new Purchaser has made a cash down payment equal to at least 10% of the original sales price of the Interval in question, which down payment shall be in addition to the cash down payment made by the original obligor.

3.8 Purchaser/Criteria. All Eligible Notes Receivable pledged as Collateral will be underwritten in a manner consistent with the Borrower’s general underwriting criteria, as approved in writing by Lender, including, without limitation, the requirement for a cash down payment of at least 15% of the sales price of the Interval for any Purchaser with a FICO indicator less than 600. Borrower shall not materially alter its general underwriting criteria without the prior written approval of Lender, which approval, Lender may withhold in its sole discretion. On a semi-annual basis, Borrower shall provide Lender with written certification that the underwriting criteria as approved by Lender remain in full force and effect and have not been revised or altered without Lender’s consent.

3.9 Substitution of Inventory. Lender agrees that Borrower may, from time to time during the Term hereof, replace any Interval or Intervals by granting to Lender a first mortgage Lien on a new Interval or Intervals owned by the Borrower at an Eligible Resort. In granting to Lender a first mortgage Lien on any such new Interval or Intervals, Borrower shall comply with the document delivery and recordation requirements set forth in Section 4 of this Agreement and Borrower shall deliver to Lender its written certification that the Retail Value of the Inventory after any such substitution, is equal to or greater than the Required Retail Value and satisfies the Loan to Value Ratio. In connection with any such replacement of Inventory under this Section 3.9 or Section 2.5(c)(i) hereof, Borrower may propose to Lender that one or more additional time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts . Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, Affiliate, project, financial and related information identified in Section 4 hereto, and such other information as Lender may require. Borrower will reasonably cooperate with Lender’s underwriting and due diligence, and Borrower will be responsible for payment upon billing for Lender’s out-of-pocket expenses in connection therewith. Subject to Lender’s satisfactory underwriting and due diligence review, including satisfaction of the conditions in Section 4 and Section 5 hereof as they relate to such additional time-share resorts, Lender may, but shall not be required to, approve one or more such additional time-share resorts, including future phases or condominiums in an Existing Eligible Resort, as an Eligible Resort. Subject in each instance to Lender’s acceptable underwriting and due diligence review, and Lender’s prior written approval, any project as may be approved by Lender after the Closing Date, if any, is hereinafter referred to singly as an “Additional Eligible Resort” and collectively as the “Additional Eligible Resorts.”

3.10 Cross Collateralization. The Collateral secures all of the Obligations of Borrower under this Agreement. Upon repayment of any Loan Component and the satisfaction by Borrower of all of the Obligations with respect to any Loan Component, the Collateral shall continue to secure the remaining Loan Components to the extent outstanding as provided herein.

3.11 Security Interest in All Pledged Notes Receivable. Lender shall have a continuing security interest in all of the Pledged Notes Receivable, and Lender may collect all payments made under or in respect of all such Notes Receivable, including, without limitation, Eligible Notes Receivable that are or may become ineligible, until any of the same may be released by Lender, if at all, pursuant to Section 12.10 hereof or Section 7.2(a) hereof. Notwithstanding anything heretofore to the contrary, unless and until an Event of Default shall occur, Borrower, as agent for and on behalf of Lender, shall retain possession of and collect all payments under or in respect of all Notes Receivable. By executing this Agreement, Borrower acknowledges and agrees that it is holding such Notes Receivable as bailee and agent for Lender. Borrower shall hold and designate such Notes Receivable in a manner that clearly indicates that they are being held by Borrower as bailee on behalf of Lender.

3.12 The Modification to Inventory Mortgages. If requested by Lender in order to fully secure the Obligations arising under this Agreement, including, without limitation, the Obligations arising with respect to the Acquisition Loan Component, Borrower shall execute and deliver to Lender, in form and substance reasonably acceptable to Lender, the Modifications to Inventory Mortgages.

Section 4-Conditions Precedent To The Closing

4.1 Conditions Precedent. The obligation of Lender under this Agreement and the obligation to fund any Advance, including the initial Advance, hereunder shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

(a) Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and are correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

(b) No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of this Agreement or the Loan Documents.

(c) No Changes. That all information and documents heretofore delivered by Borrower to Lender with respect to Borrower or the Existing Resorts, including information and documents delivered in connection with the Original Loan and the Inventory Loan, remain true and correct in all respects.

(d) Approval of Documents Prior to Effective Date. Borrower has delivered to Lender (with copies to Lender’s counsel), and Lender has reviewed and approved the form and content of all of the items specified in Subsection 4.1(d)(i) through 4.1(d)(v) below (the “Submissions”). Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender or to elect not to fund the Loan or any Advance. Under no circumstances shall Lender’s failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower’s sole cost and expense, unless expressly stated to be an obligation and expense of Lender. Lender shall have the right of prior approval of any Person responsible for preparing a Submission (“Preparer”) and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Lender believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Lender and include the following language: “THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL.”

(i) a certificate to be dated as of the Effective Date and signed by the president, vice president, or secretary of Borrower, certifying that the conditions specified in Sections 4.1(a), 4.1(b) and 4.1(c) above are true;

(ii) copies of any amendments to the articles of incorporation of Borrower not previously delivered to Lender, certified to be true and complete by Borrower and the Secretary of State of the State of Texas and a current certificate of good standing for Borrower, and copies of any amendments to the by-laws of Borrower not previously delivered to Lender, certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

(iii) a certificate of the Secretary of Borrower certifying the adoption by the Board of Directors of Borrower of a resolution authorizing Borrower to enter into and execute this Agreement, the Notes, and the other Loan Documents, to borrow the Loan from Lender, and to grant to Lender a first priority security interest in and to the Collateral;

(iv) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign this Agreement, the Notes and the other Loan Documents; and

(v) copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower not previously delivered to Lender.

(e) Execution and Delivery of Loan Documents. Borrower shall have delivered to Lender, on or before the Closing Date, the following Loan Documents, each of which when required, shall be in recordable form:

(i) This Agreement;

(ii) Closing Opinions for Borrower;

(iii) Receivable Note;

(iv) Acquisition Note;

(v) Inventory Note;

(vi) Environmental Indemnification Agreement;

(vii) Other Items. Such other agreements, documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

(f) Effective Date Conditions. On or before the Effective Date, the following conditions shall be satisfied:

(i) Outstanding Balance. The Lender’s maximum aggregate Commitment shall be greater than the then aggregate outstanding balance under the Receivable Loan Agreement and the Restated Inventory Loan Agreement.

(ii) UCC Search. Lender shall have obtained, at Borrower’s cost, such searches of the applicable public records as it deems necessary under Texas, and other applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that Lender does not have a first and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein.

(iii) Litigation Search. Lender shall have obtained, at Borrower’s cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Resorts, any portion of the Collateral, Borrower, or any Affiliates of Borrower (each a “Material Party”). The term “other material litigation” as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if Lender determines that any such litigation is pending.

(iv) Counsel Opinion Regarding Title Insurance Policies. Borrower shall deliver to Lender, an opinion or opinions of counsel in a form acceptable to Lender in Lender’s sole discretion, confirming that: (1) each Lien on the Encumbered Intervals from the Resorts in Texas, including: (i) Holly Lake Ranch, Hawkins, Texas; (ii) Piney Shores Resort, Conroe, Texas; (iii) Lake O’ The Woods, Flint, Texas; (iv) Hill Country Resort, Canyon Lake, Texas; (v) The Villages, Flint, Texas; and (vi) Silverleaf’s Seaside Resort, Galveston County, that is perfected by an Inventory Mortgage, will retain the priority interest afforded by the original recording of the Inventory Mortgages notwithstanding the recording of the modification to the Inventory Mortgage required under Section 3.12 hereof; and (2) the modification of the Inventory Mortgages as provided herein will not impair the coverage afforded by the mortgagee’s title insurance policies previously issued in connection with the execution and recordation of the Inventory Mortgages, and those policies remain in full force and effect.

(v) Insurance. Evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

(vi) Governmental Permits. To the extent not previously delivered to Lender, copies of all applicable government permits, approvals, consents, licenses and certificates with respect to the use and operation of the Resorts;

(vii) Taxes. Evidence satisfactory to Lender that all taxes and assessments owed by or for which Borrower is responsible for collection had been paid with respect to the Resorts and the Collateral, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangible taxes, real property taxes and any assessments related to the resorts or the Collateral. Copies of the most current tax bills for the Resorts shall be provided to Lender;

(viii) Title Insurance Policies. Within 90 days after the Closing Date the Borrower shall deliver to Lender, with respect to each parcel of real property comprising the Inventory from the Resorts in Missouri, Florida, Illinois and Georgia, including: (i) Ozark Mountain Resort, Kimberling City, Missouri; (ii) Holiday Hills Resort, Branson, Missouri; (iii) Timber Creek Resort, Jefferson County, Missouri; (iv) Fox River Resort, LaSalle County, Illinois; (v) Orlando Breeze and (vi) Apple Mountain Resort, Habersham County, Georgia; a new mortgagee’s title insurance policy (the “Inventory Title Policy” or an endorsement to the existing mortgagee’s title insurance policy updating each applicable policy previously issued with respect to the Inventory through the date that the modifications required under Section 4.1(f)(ix) hereof are duly recorded in the applicable land records for each state in which the Inventory is located (the “Inventory Title Endorsement”). If an Inventory Title Policy is obtained, each such Inventory Title Policy shall: (i) be in an amount equal to the full amount required for such title insurance under the Inventory Loan; (ii) insure the Inventory Mortgages as modified in accordance with Section 3.12 hereof; and (iii) be issued by companies and in form and substance satisfactory to Lender in its sole discretion. If an Inventory Title Endorsement is obtained, each such Inventory Title Endorsement shall: (i) insure that the modification of the Inventory Mortgages as provided herein will not impair the coverage afforded by endorsed title insurance policies, and that those policies remain in full force and effect; (ii) insure that the modification of the Inventory Mortgages as provided herein will not impair the lien of the insured mortgage; and (iii) be issued by companies and in form and substance satisfactory to Lender in its sole discretion. Borrower shall be responsible for the payment of all costs and expenses of the foregoing Inventory Title Policy and/or Endorsement.

(ix) Recording of Modifications to Inventory Mortgages. The Modifications to Inventory Mortgages, in the form and substance attached here as Exhibit D, shall be duly recorded in the applicable land records for each state in which the Inventory is located.

4.2 Expenses. Borrower shall have paid all fees and expenses required to be paid pursuant to this Agreement. Lender shall have no obligation to fund any Loan or make any Advance unless the amount of the Advance, together with any moneys paid by Borrower, is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement.

4.3 Proceedings Satisfactory. Except as expressly provided herein, Borrower shall execute all of the Loan Documents approved by Lender on the Closing Date, and all actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as Lender or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its counsel.

4.4 Conditions Precedent to Funding of Advances with Respect to Additional Eligible Resorts. As provided in Section 3.5 hereof, Borrower may propose to Lender that Lender approve one or more additional timeshare plans for inclusion hereunder as an Additional Eligible Resort in respect of which Advances may be made. The obligation of Lender to fund any Advances with respect to an Additional Eligible Resort shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

(a) Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and shall be correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

(b) No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents.

(c) Approval of Documents Prior to Advance. Borrower has delivered or caused to be delivered to Lender (with copies to Lender’s counsel), at least fifteen (15) Business Days prior to the date of each Advance, and Lender has reviewed and approved, at least five (5) Business Days prior to the date of each Advance, the form and content of all of the items specified in each of the Submissions required pursuant to this Section 4.4. Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender and to not fund the Loan or any Advance. Under no circumstances shall Lender’s failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower’s sole cost and expense, unless expressly stated to be an obligation and expense of Lender. Lender shall have the right of prior approval of any Preparer and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Lender believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Lender and include the following language: “THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL.”

(i) a certificate in the form attached as Exhibit G, to be dated as of the date of each such Advance and signed by the president, chief financial officer, chief operating officer, vice president, or secretary of Borrower, certifying that the conditions specified in Sections 4.4(a) and 4.4(b) above are true;

(ii) copies of the articles of incorporation of Borrower, together with any amendments thereto certified to be true and complete by Borrower and the Secretary of State of the State of Texas, a current certificate of good standing for Borrower issued by the Secretary of State of the State of Texas, a current certificate of authority to conduct business issued by the secretary of state in each state in which Borrower conducts business, and copies of the by-laws of Borrower certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

(iii) a Survey for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question;

(iv) a certificate of the secretary or assistant secretary of Borrower certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing the addition of the Resort in question as an Additional Eligible Resort and to authorize Borrower to enter into, execute and deliver any Documents in connection therewith;

(v) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign all documents required in connection with such Additional Eligible Resort as required pursuant to this Section 4.4;

(vi) an inspection report or reports covering each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question, including without limitation all real property and personal property subject to the Declaration and all adjacent property, confirming:

(1) the absence of Hazardous Materials on the personal property and real property comprising each such Additional Eligible Resort;

(2) that the inspection firm has obtained, reviewed and included within its report a CERCLIS printout from the Environmental Protection Agency (the “EPA”), statements from the EPA and other applicable state and local authorities and a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from each such Additional Eligible Resort or in such proximity thereto as to create a material risk of contamination of each such Additional Eligible Resort;

(vii) evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

(viii) evidence that Borrower and the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question are in compliance with all applicable laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

(ix) a current preliminary title report or certificate of title for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question, with copies of all title exceptions;

(x) copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question as timeshare projects in accordance with the applicable Timeshare Act, and for the occupancy and intended use and operation of each such Additional Eligible Resort, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to each Resort, and any business licenses necessary for operation of each such Additional Eligible Resort;

(xi) certified true, correct and complete copies of all of the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question;

(xii) evidence satisfactory to Lender that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question and copies of the most current paid tax bills for each such Additional Eligible Resort evidencing that each such Additional Eligible Resort have been segregated from all other property on the applicable municipal taxrolls;

(xiii) written confirmation from an architect covering each Additional Eligible Resort, for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question as to the physical condition of the improvements at each such Additional Eligible Resort, including that soil conditions are sufficient to support all existing and any contemplated improvements to the real property; which written confirmation shall be in form and substance reasonably acceptable to Lender;

(xiv) such credit references on Borrower as Lender deems necessary in its sole discretion;

(xv) copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower, if any;

(xvi) a commitment to issue Mortgagee Title Policies from Title Company for each such Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, Lender agrees that Borrower shall not be required to provide such a commitment or a Mortgagee Title Insurance Policy with respect to Oak N’ Spruce Resort and any Additional Eligible Resort that is structured in a manner similar to Oak N’ Spruce Resort. Notwithstanding anything heretofore to the contrary, if any claim, lien, encumbrance, charge or other matter arises with respect to any Interval or Intervals for which an Eligible Note Receivable has been pledged to Lender pursuant to this Agreement, then, in such event:

(a) the Note Receivable with respect to the Interval in question shall cease to be an Eligible Note Receivable and Borrower immediately shall either replace the Note Receivable in question or make a Mandatory Prepayment as provided in Section 2.5(a)(ii) hereof; and

(b) the Resort at which the Interval in question is located shall cease to be an Additional Eligible Resort, unless and until Borrower shall cure any such claim, lien, encumbrance, charge or other matter to the satisfaction of Lender. Furthermore, any and all further requests for Advances in respect of such Resort must be accompanied by satisfactory Mortgagee Title Policies for all Intervals with respect to which such Advances are requested.

(xvii) the Financial Statements;

(xviii) to the extent not previously delivered hereunder, Borrower will execute, or cause to be executed with respect to each Additional Eligible Resort, an Assignment of Notes Receivable and Mortgages, Borrower’s Affidavit with Respect to the Additional Eligible Resorts and an Environmental Indemnification Agreement;

(xix) with respect to any improvements, including any Units, constructed at a Resort within the twenty-four month period prior to any Advance with respect to an Additional Eligible Resort, Borrower shall also deliver to Lender, for its approval, such documents and instruments as Lender may reasonably request in connection with such newly constructed improvements, including, without limitation, copies of building permits, plans and specifications, construction and architectural contracts, title insurance insuring over, among other things, mechanics liens, certificates of occupancy and satisfactory evidence of the completion of such improvements;

(xx) such other documents, instruments, agreements, tests, reports and inspections as Lender may require with respect to Borrower or any applicable Affiliate, the Loan or any Resort, including any Additional Eligible Resort; and

(xxi) upon request of Lender, Borrower shall deliver to Lender evidence, satisfactory to Lender, that there is no material litigation, written complaint, suit, action, written claim or written charge pending against Borrower or any Affiliate with any court or with any governmental authority with respect to the Resorts, the Timeshare Documents, any Eligible Notes Receivable, any Interval, or any marketing, offer or sale of any Interval.

(d) Physical Inspection. Lender shall be satisfied with its physical inspection of the Additional Eligible Resorts.

(e) UCC Search. Lender shall have obtained, at Borrower’s cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that Lender does not have a first and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein.

(f) Litigation Search. Lender shall have obtained, at Borrower’s cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Additional Eligible Resorts, any portion of the Collateral, Borrower, or any Affiliate, (each a “Material Party”). The term “other material litigation” as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines, in its sole discretion, exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if it determines that any such litigation is pending.

(g) Opinions of Borrower’s Counsel. Borrower shall deliver to Lender, for the benefit of Lender, at Borrower’s sole cost and expense, such opinions of counsel, including counsel admitted in each state in which each Additional Eligible Resort is located, as to such matters with respect to Borrower and each Additional Eligible Resort as Lender may request, and in form and substance acceptable to Lender in its sole discretion.

(h) Funding Procedure. Borrower shall have complied to Lender’s satisfaction with each of the conditions precedent to funding of an Advance set forth in Section 5 hereof.

(i) Management of Resort. Borrower shall provide evidence satisfactory to Lender that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender, which with respect to all Resorts shall have a term that shall expire no earlier than January 31, 2014. Borrower agrees to provide to Lender an estoppel letter, in form and substance acceptable to Lender, from the applicable Timeshare Owner’s Association.

(j) Other Items. Such other agreements, documents, instruments, certificates and materials as Lender may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations, to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of compliance with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including complete and legible copies of each title exception, engineering, environmental and soil reports and evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Lender in its sole and absolute discretion.

Section 5-Funding Procedure

5.1 The obligation of Lender to make any loan shall be subject to the satisfaction of all of the following conditions precedent:

(a) Receivable Loan Component.

(i) Requests for Advances. Each request for an Advance shall:

(1) be in writing in form attached hereto as Exhibit E-1 and shall certify the amount of the then-current Borrowing Base and specify the principal amount of the Advance requested and designate the account to which the proceeds of such Advance are to be transferred;

(2) state that the representations and warranties of Borrower contained in the Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct as of the date on which the requested Advance is to be made;

(3) state that a majority of the Eligible Notes Receivable pledged as Collateral for the Advance in question have been made by Purchasers with a minimum annual income as follows: $35,000.00 for Purchasers residing in the State of Texas, $40,000.00 for Purchasers residing in the State of Illinois and $45,000.00 for Purchasers residing in the State of Massachusetts; further state that the weighted average of the FICO indicators of all Purchasers for the Advance in question with respect to which a FICO indicator can be obtained is not less than 640, provided that the aggregate outstanding principal of Eligible Notes Receivable pledged to Lender with respect to which a FICO indicator can not be obtained does not exceed 10% of the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Lender;

(4) state that no Default or Event of Default exists as of the date of the request and, after giving effect to the making of such requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

(5) be delivered to the office of Lender at least five (5) Business Days prior to the date of the requested Advance;

(6) be signed by a principal financial officer of Borrower;

(7) certify that Borrower has no knowledge of any asserted or threatened defense, offset, counterclaim, discount or allowance in respect of each Note Receivable to be pledged in connection with such requested Advance, or in respect of any of the Pledged Notes Receivable;

(8) contain an aging report of the Pledged Notes Receivable; identifying, among other things, which among them are Eligible Notes Receivable; and

(9) contain a delinquency report which shall be in form and substance satisfactory to Lender and shall show which of such Notes Receivable is delinquent and the duration of such delinquency, and which of such Pledged Notes Receivable is not an Eligible Note Receivable.

(ii) Loan Documents/Collateral. Not less than five (5) Business Days prior to the date of any Advance, Borrower shall have:

(1) delivered to Lender a list of all Eligible Notes Receivable and related Mortgages which are to be the subject of such requested Advance, indicating the unpaid principal balance owing on each of the Pledged Notes Receivable deemed to be an Eligible Note Receivable, together with such additional information as Lender may require;

(2) delivered to Lender (or, if Lender shall so instruct, a designee appointed by Lender in writing) (A) the original of each Pledged Note Receivable (duly endorsed with the words “Pay to the order of Textron Financial Corporation with recourse”), (B) the original of each Mortgage securing such Pledged Notes Receivable, (C) the original of each purchase contract (including addenda) relating to the Pledged Notes Receivable and Mortgages, (D) originals or true copies of the related truth-in-lending disclosures, loan application, warranty deed, Payment Authorization Agreement and, if required by Lender, the related Purchaser’s acknowledgement, receipt and exchange company application, disclosures and materials, and (E) with respect to each Eligible Note Receivable from the sale of Intervals at Oak N’ Spruce: (i) the original UCC-1 Financing Statement, naming the Purchaser of the Interval giving rise to the Eligible Note Receivable as debtor and Borrower as secured party (the “Purchaser Financing Statement”), perfecting Borrower’s security interest in the applicable Interval to secure the Purchaser’s obligations under the Eligible Note Receivable and (ii) a UCC-3 Assignment, naming Borrower as assignor and Lender as assignee, assigning to Lender, all of Borrower’s right, title and interest under each Purchaser Financing Statement;

(3) delivered to Lender a duly executed Assignment of Notes Receivable and Mortgages assigning to Lender all of Borrower’s right, title and interest in and to each such Pledged Note Receivable and the related Mortgage; and

(4) subject to Section 4.4(c)(xvi) and Section 5.1(a)(vi) hereof, delivered to Lender, with respect to each Encumbered Interval, a commitment for a Mortgagee’s Title Policy showing that the Mortgage in respect of such Interval has been assigned to Lender and insuring in favor of Borrower the first priority Lien of such Mortgage in the amount of the Advance to be made in respect of such Pledged Note Receivable, with a satisfactory title insurance policy to be issued within sixty (60) days from the date of the Advance.

The Mortgages and the assignments thereof to Lender shall each have been duly recorded in the applicable land records. The Mortgagee’s Title Policies shall be in form and substance satisfactory to Lender and shall be issued by a title insurance company satisfactory to Lender (the “Title Company”), and name Borrower as the insured party therein. The funding of the requested Advance, delivery of the Receivable Loan Component Collateral and issuance of the title insurance policy, and recording of the assignments or any releases may, in Lender’s discretion, be effected by way of an escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be satisfactory to Lender.

(iii) Other Conditions. In addition to the other conditions set forth in this Agreement, the making of the initial or any requested Advance shall be subject to the satisfaction of the following conditions:

(1) no Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

(2) each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

(3) the date on which such requested Advance is to be made shall be a Business Day;

(4) Borrower shall have delivered to Lender a certification showing the dollar amount of the requested Advance based on the Eligible Notes Receivable pledged to Lender, and the Notes Receivable being pledged contemporaneously with each requested Advance in the form attached hereto as Exhibit D;

(5) not more than one Advance shall have previously been made in the same calendar month in which such requested Advance is to be made, unless Lender, in its sole discretion, agrees to make an additional Advance during such calendar month;

(6) such requested Advance shall be in a principal amount of not less than $50,000, unless Lender, in its sole discretion, agrees to make an Advance in an amount less than $50,000;

(7) Lender shall have determined that the requested Advance, when added to the aggregate outstanding principal amount of all previous Advances, if any, does not, based on the Eligible Notes Receivable that have been duly pledged in favor of Lender exceed the lesser of: (i) total amount of the Borrowing Base, or (ii) $100,000,000, subject to Section 2.7; and

(8) if Lender shall so require, Lender shall have received an executed closing protection letter issued by the Title Company, which shall be reasonably acceptable to Lender.

(iv) Expenses. Borrower shall have paid all fees and expenses required to be paid by Borrower pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

(v) Proceedings Satisfactory. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as Lender or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to Lender and its counsel.

(vi) Partial Waiver of Requirement for Title Insurance Policies Upon Satisfactory Maintenance of Inventory Control Procedures. Anything in Section 5.1(a)(ii)(4) hereof to the contrary notwithstanding, the delivery of a Mortgagee Title Policy shall be required only with respect to twenty-five percent (25%) of the Eligible Notes Receivable delivered to Lender in respect of each advance, subject to the following requirements and limitations:

(1) Borrower shall be in full compliance with the Receivable Inventory Control Procedures (as defined in Section 6.23 herein); and

(2) Lender shall have the right in its sole discretion to determine those Eligible Notes Receivable in respect of which the Mortgagee Title Policies shall be required.

In the event that Borrower fails to satisfy the requirements of Subparagraph 5.1(a)(vi)(1), then, immediately upon such failure, the partial waiver provided under this subparagraph shall no longer be effective.

(b) Inventory Loan Component.

(i) Requests for Advances. Each request for an Advance shall:

(1) be in writing in form attached hereto as Exhibit E-2 and shall certify the amount of the then-current Loan to Retail Value Ratio, specify the principal amount of the Advance requested and designate the account to which the proceeds of such Advance are to be disbursed;

(2) state that the representations and warranties of the Borrower contained in the Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct as of the date on which the requested Advance is to be made;

(3) state that no Default or Event of Default exists as of the date of the request and, after giving effect to the making of the requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

(4) be delivered to the office of Lender at least five (5) Business Days prior to the date of the requested Advance; and

(5) be signed by a principal financial officer of the Borrower.

(ii) Loan Documents/Collateral. Not less than five (5) Business Days prior to the date of any Advance, the Borrower shall have:

(1) delivered to Lender a list of all Intervals which are to be the subject of such requested Advance, together with such additional information as Lender may require;

(2) delivered to Lender (or, if Lender shall so instruct, a designee appointed by Lender in writing), to the extent available, (a) the original or certified copies of any deed or beneficial interest certificate, or other documents evidencing conveyance of the Interval in question to the Borrower, (b) a copy of any title policy received by the Borrower in connection with its acquisition of the Interval in question, and (c) original or true copies of any purchase contract (including addenda) or other agreements entered into by the Borrower with any person with respect to the sale by the Borrower to any Purchaser of the Interval in question;

(3) delivered to Lender a duly executed Inventory Mortgage Inventory Mortgages, in the form and substance attached here as Exhibit F, or in the case of an existing Inventory Mortgage, a modification thereof in the form and substance attached here as Exhibit F-1 (each containing such changes and modifications as are necessary to reflect the law of the state in which the Resort in question is located) granting to Lender a first mortgage lien on the Inventory;

(4) original UCC financing statements covering the Inventory Loan Component Collateral, filed with the Secretary of State of Texas and the Secretary of State of each state in which the Inventory Loan Component Collateral is located; and

(5) with respect to each Interval constituting a part of the Inventory, a commitment for a mortgagee’s title insurance policy showing that the Mortgage in respect of such Interval insuring in favor of Lender the first priority Lien of such Inventory Mortgage in the amount of the Advance to be made in respect of such Interval (or in case of any Modification(s) to Inventory Mortgage, an endorsement to the existing mortgagee’s title insurance policy endorsing said policy to reflect such Modification(s) of Inventory Mortgage), with a satisfactory title insurance policy to be issued within a reasonable time following the requested Advance.

The Inventory Mortgages shall each have been duly recorded in the applicable land records which are described in Schedule A hereof. The mortgagee’s title insurance policies shall be in form and substance satisfactory to Lender and shall be issued by Title Company, and name Lender as the insured party therein. The funding of the Advance, delivery of the Inventory Loan Component Collateral and issuance of the title insurance policy, and recording of the mortgages or any releases may, in Lender’s discretion, be effected by way of an escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be satisfactory to Lender.

(iii) Other Conditions. In addition to the other conditions set forth in this Agreement, the making of the initial or any subsequent Advance shall be subject to the satisfaction of the following conditions:

(1) no Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

(2) each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

(3) the date on which such requested Advance is to be made shall be a Business Day;

(4) Borrower shall have delivered to Lender a certification showing the Retail Value of each Interval and Lender shall be satisfied with the Retail Value of each Interval in its sole discretion. The dollar amount of the requested Advance shall be based on the Retail Value of the Intervals on which the Lender is being granted a Mortgage;

(5) not more than one Advance shall have previously been made in the same calendar month in which such requested Advance is to be made, unless Lender, in its sole discretion, agrees to make an additional Advance during such calendar month;

(6) such requested Advance shall be in a principal amount of not less than $50,000.00, unless Lender, in its sole discretion, agrees to make an Advance in an amount less than $50,000.00;

(7) Lender shall have determined that the requested Advance will not result in the Loan to Retail Value Ratio exceeding 15%, based on the Retail Value of the Inventory on which Lender has been granted a first mortgage lien; and

(8) if Lender shall so require, Lender shall have received an executed Closing Protection Letter issued by the Title Company, which shall be reasonably acceptable to Lender.

(iv) Expenses. The Borrower shall have paid all fees and expenses required to be paid by Borrower pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

(v) Proceedings Satisfactory. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as the Lender or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to the Lender and its counsel.

(c) Acquisition Loan Component.

(i) Request for Advances. Each request for an Advance shall:

(1) be in writing in the form attached hereto as Exhibit E-3, shall certify the fair market value of the Real Property for which such Advance is being requested and designate the account to which such proceeds are to be disbursed;

(2) state that the representations and warranties of the Borrower contained in this Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after taking into effect the making of such requested Advance, will be true and correct as of the date on which such requested Advance is to be made;

(3) state that no Default or Event of Default exists as of the date of the requested Advance and, after taking into effect the making of the requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

(4) be delivered to the office of Lender at least 30 business days prior to the date of the requested Advance; and

(5) be signed by a principal officer of the Borrower.

(ii) Loan Documents/Collateral. Not less than 30 days prior to the date of any Advance, Borrower shall have delivered to the Lender the following items with respect to the Real Property in question each of which shall be in form and substance acceptable to Lender in its sole discretion:

(1) a copy of the purchase agreement, including all exhibits and amendments thereto;

(2) a copy of a Phase I environmental report;

(3) a copy of a zoning report prepared by a zoning firm reasonably acceptable to the Lender;

(4) a survey;

(5) a title commitment, including legible copies of all exceptions noted in the Title Commitment;

(6) MAI appraisal;

(7) copies of all contracts, agreements, permits and licenses;

(8) a UCC, bankruptcy, litigation, judgment, tax and environmental search with respect to the seller of the Real Property;

(9) true, correct and complete copies of all documents, including closing statements, executed and or delivered in connection with the Borrower’s acquisition of title to the Real Property;

(10) if applicable, a copy of all ground leases;

(11) copies of all permits and consents, including building permits in connection with the renovation and or construction of any improvements on the Real Property;

(12) an inventory of all personal property, including copies of all equipment leases;

(13) if applicable, copies of final certificates of occupancy;

(14) copies of all business licenses for operation of any resort to be operated on the Real Property;

(15) confirmation that any and all parking facilities with respect to the Real Property are on site and part of the Common Elements for such Real Property;

(16) letters confirming the availability of all utility services through Real Property, including, without limitation, water, sewer, (sanitary and storm), electric, gas, telephone, cable television and internet;

(17) if applicable, a wetlands letter from the U.S. Army Corp of Engineers;

(18) a detail site plan showing the location of all existing improvements and proposed improvements to the Real Property, including floor plans for all units;

(19) engineers report consistent with Lender provided checklist as to soil conditions, mechanical integrity of improvements, structural integrity of improvements and absence of toxic substances and hazardous materials, including lead based paint and asbestos;

(20) evidence of insurance with respect to the Real Property in accordance with Section 7.1(h) hereof;

(21) if applicable, a non disturbance agreement with respect to all amenities, parking and access;

(22) a duly executed Real Property Mortgage granting to Lender a first mortgage lien on the Real Property in question;

(23) an original UCC financing statement covering the Acquisition Loan Component Collateral filed with the Secretary of State of the State of Texas and the Secretary of State in which the Real Property in question is located;

(24) with respect to each Real Property, a Mortgage Title Insurance Policy, in form and substance satisfactory to Lender and issued by a Title Insurance Company satisfactory to Lender. The funding of each Advance, and delivery of the Acquisition Loan Component Collateral, issuance of the Title Insurance Policy, and recording of the Real Estate Mortgage, may in Lender’s sole discretion, be effected by way of an escrow agent with the Title Company or other fiduciary, in the form and substance of which shall be satisfactory to Lender;

(25) an opinion of counsel in form and substance acceptable to Lender, and issued by an attorney admitted to practice in the state in which the Real Property in question is located and otherwise acceptable to Lender; and

(26) such other documents and instruments as Lender, in its sole discretion, may request in connection with the Real Property in question.

(iii) Other Conditions. In addition to the other conditions set forth in this Agreement, the making of the initial or any subsequent Advance shall be subject to the satisfaction of the following conditions:

(1) no Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

(2) each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

(3) the date on which such requested Advance is to be made shall be a Business Day;

(4) not more than one Advance shall have previously been made in the same calendar month in which such requested Advance is to be made, unless Lender, in its sole discretion, agrees to make an additional Advance during such calendar month;

(5) such requested Advance shall be in a principal amount of not less than $50,000.00, unless Lender, in its sole discretion, agrees to make an Advance in an amount less than $50,000.00, nor more than $15,000,000.00 for any one Real Property; and

(6) if Lender shall so require, Lender shall have received an executed closing protection letter issued by the Title Company, which shall be reasonably acceptable to Lender.

(iv) Expenses. The Borrower shall have paid all fees and expenses required to be paid by Borrower pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

(v) Proceedings Satisfactory. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as the Lender or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to the Lender and its counsel.

(vi) Lender’s Discretion. All Advances of the Acquisition Loan Component shall be made at the sole and exclusive discretion of Lender without any explanation to Borrower being required.

Section 6-General Representations And Warranties

Borrower hereby represents and warrants to Lender as follows:

6.1 Organization, Standing, Qualification. Borrower: (a) is a duly organized and validly existing Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents.

6.2 Authorization, Enforceability, Etc.

(a) The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action by Borrower and does not and will not: (i) violate any provision of the certificate or articles of incorporation of Borrower, bylaws of Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Lender; or (iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected.

(b) No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority or other Person, including without limitation, the Division or the Timeshare Owners’ Association is required in connection with the execution, delivery and performance by Borrower of any of the Loan Documents.

(c) The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

(d) Borrower has, or will have, good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for the security interests created by this Agreement or any Loan Document or otherwise created in favor of Lender or those specifically consented to in writing by Lender or permitted hereunder. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender hereunder or Lender as permitted hereunder.

(e) The execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing of the UCC-1’s with the office of the secretary of state of the state in which Borrower is organized and the Assignment of Notes Receivable and Mortgages in the official records of the county in which the applicable Resort is located, create in favor of Lender a valid and perfected continuing first or second, as applicable, priority security interest in the Collateral. The Collateral shall secure the full payment and performance of the Obligations.

(f) None of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity; and during the term of the Agreement, none will be forged, or will have affixed thereto, any unauthorized signatures.

(g) Except as permitted in Sections 3.6 and 3.7 hereof, there have been no modifications or amendments to the Pledged Notes Receivable or Mortgages.

(h) The makers of the Eligible Notes Receivable have no defenses, offsets, counterclaims or claims relating to the Eligible Notes Receivable or the Mortgages.

(i) The Pledged Notes Receivable and the Mortgages were executed and delivered by Purchasers in favor of Borrower in connection with the purchase of the related Encumbered Intervals.

(j) The Mortgages constitute and will constitute valid and enforceable first and prior liens and security interests on the Encumbered Intervals.

(k) The Pledged Notes Receivable and the Mortgages are and shall remain in full force and effect, are and will be valid and binding obligations of the respective makers in favor of Lender; and Borrower further warrants and guarantees the value, quantity, sound condition, grade and quality of the Encumbered Intervals and rights, properties, easements and interests appurtenant or related thereto.

(l) The grant of the security interests described herein has not affected and will not affect the validity or enforceability of the obligations of the respective makers of the Pledged Notes Receivable under such Notes Receivable or the respective Mortgages.

(m) Lender shall not be required to take, and Borrower has taken any and all required steps to protect Lender’s security interest in the Collateral (other than maintaining possession of the portion of the Collateral constituting instruments); and Lender is or shall not be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, the Collateral release Borrower from any of the Obligations.

6.3 Financial Statements and Business Condition. The Financial Reports for the first 9 months of the calendar year 2006 are, to the best of Borrower’s knowledge, accurate and fairly represent the financial condition of the Borrower for the periods in question, subject to the written qualifications set forth therein. To the best of Borrower’s knowledge, there are no material liabilities, direct or indirect, fixed or contingent, of Borrower, except as disclosed to Lender in writing.

6.4 Taxes. In accordance with the requirements set forth in the Declaration, Borrower represents and warrants that Borrower, Silverleaf Club, or the applicable Timeshare Owners’ Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resorts, the Real Property and the other Collateral; and Borrower knows of no basis for any additional taxes or assessments against the Resorts, the Real Property or the other Collateral. Borrower, Silverleaf Club, or the applicable Timeshare Owners’ Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties thereon, and all other taxes which are payable by it to the extent the same have become due and payable.

6.5 Title to Properties: Prior Liens. Borrower has good and marketable title to all of the Collateral and to all unsold Units and Intervals at each Resort, and all rights, properties and benefits appurtenant to or benefiting them. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any portion of any Resort or any portion or all the Collateral and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. Other than the Liens granted in favor of Lender and the liens described in Schedule 6.5 attached hereto, there are no liens or encumbrances against the Collateral, including to all unsold Units, Intervals and Inventory, or against any Resort.

6.6 Subsidiaries, Affiliates and Capital Structure. Borrower has no subsidiaries or Affiliates which have any involvement or interest in any Resort in any way. None of the Affiliates of Borrower are parties to any proxies, voting trusts, shareholders agreements or similar arrangements pursuant to which voting authority, rights or discretion with respect to Borrower is vested in any other Person.

6.7 Litigation, Proceedings, Etc. Except for those matters identified in Schedule 6.7 hereto, there are no actions, suits, proceedings, orders or injunctions pending or threatened against or affecting Borrower, the Real Property, the Resorts or the Timeshare Owners’ Association at law or in equity, or before or by any governmental authority or other tribunal, which (a) could have a material adverse effect on Borrower or (b) relate to the Loan or which could have a material effect on the Collateral or the Resorts. Borrower has received no notice from any court, governmental authority or other tribunal alleging that Borrower or the Resorts have violated the Timeshare Act, any of the rules or regulations thereunder, the Declaration or any other applicable laws, agreements or arrangements that could have any material effect on the Loan, the Collateral or the Resorts.

6.8 Licenses, Permits, Etc. Borrower, the Resorts, the Timeshare Owners’ Associations or Borrower’s Affiliates involved in the operations of the Resorts, and, to the best of Borrower’s knowledge after diligent inquiry, other Persons involved in the operations of the Resorts, possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of others and, with respect to Borrower, the Resorts and the Timeshare Owners’ Associations, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by this Agreement.

6.9 Environmental Matters. Except as otherwise noted on Schedule 6.9: (a) no Resort or Real Property contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts or the Real Property, (c) neither Borrower, the Real Property, nor the Resorts nor any manager thereof nor to Borrower’s knowledge, the Timeshare Owners’ Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, and (d) neither Borrower, the Real Property, the Resorts, nor any portion thereof, nor to Borrower’s knowledge after diligent inquiry, the Timeshare Owners’ Associations, are in violation of any Environmental Laws.

6.10 Full Disclosure. No information, exhibit or written report or the content of any schedule furnished by or on behalf of Borrower to Lender in connection with the Loan, the Real Property or the Resorts contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no fact or condition which will prevent the sale of Intervals to Purchasers or prevent the operation of the Resorts in accordance with the Declarations and related public offering statements, and in accordance with applicable law, or prevent Borrower from performing its Obligations pursuant to the Loan Documents.

6.11 Use of Proceeds/Margin Stock. None of the proceeds of the Loan will be used to purchase or carry any margin stock (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

6.12 Defaults. Borrower has no knowledge of any Default or Event of Default not disclosed to Lender in writing. Borrower has no knowledge of any default or event of default under any loan facility or with any lender. Borrower has no knowledge of any condition or event, which, with the passage of time, notice or both, would constitute an Event of Default or an event of default under any loan facility or with any lender

6.13 Compliance with Law. Borrower:

(a) is not in violation, nor is the Real Property or are any of the Resorts, or the business operations in respect of any of the Resorts, or to Borrower’s knowledge after diligent inquiry, the Timeshare Owners’ Association, in violation, of the Timeshare Act, or any laws, ordinances, governmental rules or regulations of any state in which a Resort is located, any political subdivision of said states or any other jurisdiction to which Borrower or the Resorts, or the business operations conducted in respect of the Resorts, or the Timeshare Owners’ Association, are subject;

(b) has not failed, nor have the Resorts or, to Borrower’s knowledge, the Timeshare Owners’ Associations failed, to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filings, submissions, registrations or declarations with any government or agency or department thereof, necessary to the establishment, ownership or operation of the Resorts or any of Borrower’s Properties, or to the conduct of Borrower’s business, including, without limitation, the operation of the Resorts and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register materially adversely affects Borrower, the Resorts or the business, prospects, profits, properties or condition (financial or otherwise) of Borrower or the Resorts. Borrower has, to the extent required by its activities and businesses, and the operations of the Resorts, fully complied with: (1) all of the applicable provisions of (a) the Consumer Credit Protection Act; (b) Regulation Z of the Federal Reserve Board; (c) the Equal Credit Opportunity Act; (d) Regulation B of the Federal Reserve Board; (e) the Federal Trade Commission’s 3-day cooling-off Rule for Door-to-Door Sales; (f) Section 5 of the Federal Trade Commission Act; (g) the Interstate Land Sales Full Disclosure Act (“ILSA”); (h) federal postal laws; (i) applicable state and federal securities laws; (j) applicable usury laws; (k) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (l) applicable real estate sales licensing, disclosure, reporting and escrow laws; (m) the Americans With Disabilities Act and related accessibility guidelines (“ADA”); (n) the Real Estate Settlement Procedures Act (“RESPA”); (o) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (p) the Federal Trade Commission’s Privacy of Consumer Financial Information Rule and (q) other applicable federal statutes and the rules and regulations promulgated thereunder; and (2) all of the applicable provisions of the Timeshare Acts, any law or laws of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resorts, or the sale, offering for sale, or financing of Intervals;

(c) has made diligent inquiry, and to the best of Borrower’s knowledge, all persons or entities owning an interest in Borrower: (i) are not currently identified on United States Office of Foreign Assets Control (“OFAC”) List; and (ii) are not persons or entities with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of Untied States law, regulation, or Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf; and

(d) represents and warrants that at all times throughout the term of the Loan, (i) none of the funds or other assets of Borrower shall constitute property of, or shall be beneficially owned, directly or indirectly, by, any Person subject to trade restrictions under the Prescribed Laws (each such Person, an “Embargoed Person”), with the result that the investment in Borrower (whether directly or indirectly), is or would be prohibited by law or the Loan made by Lender is or would be in violation of law; (ii) no Embargoed Person shall have any interest of any nature whatsoever in Borrower with the result that the investment in Borrower (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; and (iii) none of the funds of Borrower shall be derived from any unlawful activity with the result that the investment in Borrower (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law.

6.14 Restrictions of Borrower. Borrower will not be, on or after the date hereof, a party to any contract or agreement which prohibits Borrower’s execution of or compliance with the terms of this Agreement or the other Loan Documents. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Lender as provided herein.

6.15 Broker’s Fees. Borrower and Lender represent to each other that none of them has made any commitment or taken any action which will result in a claim for any brokers’, finders’ or other similar fees or commitments with respect to the transactions described in the Agreement. Borrower agrees to indemnify Lender and save and hold Lender harmless from all claims of any Person for any broker’s or finder’s fee or commission, and this indemnity shall include reasonable attorneys’ fees and legal expenses.

6.16 Deferred Compensation Plans. Borrower has no pension, profit sharing or other compensatory or similar plan (herein called a “Plan”) providing for a program of deferred compensation for any employee or officer. No fact or situation, including but not limited to, any “Reportable Event,” as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time (“Pension Reform Act”), exists or will exist in connection with any Plan of Borrower which might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No “Prohibited Transaction” within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of the Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. Borrower will (1) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of its Plans; (2) promptly, after the filing thereof, furnish to Lender copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (3) notify Lender immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (4) notify Lender of any “Prohibited Transaction” as that term is defined in Section 406 of the Pension Reform Act. Borrower will not (a) engage in any Prohibited Transaction or (b) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of Borrower pursuant to Section 4068 of the Pension Reform Act.

6.17 Labor Relations. The employees of Borrower are not a party to any collective bargaining agreement with Borrower, and, to the best knowledge of Borrower and its officers, there are no material grievances, disputes or controversies with any union or any other organization of Borrower’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

6.18 Resorts.

(a) Timeshare Plan. Each Resort has been established and dedicated, and is and will remain, a time-share plan and project in full compliance with all applicable laws and regulations, including without limitation, the Timeshare Act.

(b) Access. Each Resort has direct access to a publicly dedicated road and all roadways inside each Resort are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.

(c) Utilities. Electric, sanitary and stormwater sewer, telephone, water facilities and other necessary utilities are available in sufficient capacity to service each Resort and any easements necessary to the furnishing of such utility services have been obtained and duly recorded, and inure to the benefit of each Resort and each Timeshare Owners’ Association.

(d) Amenities. Each Purchaser of an Interval has and will have access to and the full use and enjoyment of all of the Common Elements and public utilities of the Resort in which such interval is located, all in accordance with the Declaration and Timeshare Documents.

(e) Construction. All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on the Resorts have been paid or will be paid when due.

(f) Sale of Intervals. The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals in the Resort: (1) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law; (2) do not violate the Timeshare Act or any land sales or consumer protection law, statute or regulation of the state where the Resort is located or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur; and (3) do not violate any consumer credit or usury statute of state where the Resort is located or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur. All marketing and sales activities are performed by employees of Borrower, all of whom are and shall be properly licensed in accordance with applicable laws.

(g) Tangible Property. Except for specific items which may be owned by independent contractors, the machinery, equipment, fixtures, tools and supplies used in connection with the Resort, including without limitation, with respect to the operations and maintenance of the Common Elements, are owned either by Borrower, Silverleaf Club, or the applicable Timeshare Owners’ Association.

(h) Operating Contracts. Borrower, Silverleaf Club, or the applicable Timeshare Owners’ Association has entered into the contracts, agreements, and arrangements necessary for the operation of the Resorts, including but not limited to those with respect to utilities, maintenance, management, services, marketing and sales (hereinbelow defined as “Operating Contracts”).

6.19 Timeshare Regimen Reports. Borrower has furnished to Lender true and correct copies of the Timeshare Documents listed on Schedule 6.19, which consist of all those placed on file by Borrower with the Divisions or any federal, state or local regulatory or recording agencies, offices or departments. All such filings and/or recordations, and all joinders and consents, necessary in order to establish the plan in respect of the Resorts, including without limitation, the Units, Intervals, and all appurtenant Common Elements, and all related use and access rights, have been done or obtained and all laws, regulations and statutes, and all agreements or arrangements, in connection therewith have been complied with.

6.20 Operating Contracts. The contracts, agreements and arrangements comprising those agreements or arrangements relating to the operation of the Resorts, including without limitation, with respect to utilities, maintenance, management, services, marketing and sales under which the fees to be paid equal or exceed $50,000.00 (collectively, all such agreements and arrangements are referred to herein as the “Operating Contracts”) are unmodified and in full force and effect and shall remain free and clear of any lien.

6.21 Architectural and Environmental Control. All Units, Common Elements and other improvements at, upon or appurtenant to the Resorts are and will be in compliance with the design, use, architectural and environmental control provisions, if any, set forth in the Declaration.

6.22 Tax Identification/Social Security Numbers. Borrower’s federal taxpayer’s identification number is: 75-2259890.

6.23 Inventory Control Procedures.

(a) Receivables. Borrower has provided to Lender a true and complete copy of Borrower's Inventory, Sales and Assignments procedures (the "Receivable Inventory Control Procedures"), a copy of which is attached hereto as Schedule 6.23(a). Borrower is and shall at all times be in full compliance with the Receivable Inventory Control Procedures from the date hereof until the Receivable Loan Component is repaid in full. Borrower shall permit Lender, its officers, employees, auditors, and other agents or designees to review the books and records of Borrower and make such other examinations and inspections as Lender in its sole discretion deems necessary to determine that Borrower is in full compliance with such Inventory Control Procedures.

(b) Interval Inventory Control Procedures. Borrower has provided to Lender a true and complete copy of the Borrower’s Inventory, Sales and Assignments procedures (the “Interval Inventory Control Procedures”), a copy of which is attached hereto as Schedule 6.23(b). Borrower is and shall at all times be in full compliance with the Interval Inventory Control Procedures from the date hereof until the Initial Inventory Loan Component is repaid in full. Borrower shall permit Lender, its officers, employees, auditors and other agents or designees to review the books and records of Borrower and to make such other examinations and inspections as Lender in its sole discretion deems necessary to determine that Borrower is in full compliance with such Interval Inventory Control Procedures.

6.24 Real Property. With respect to each parcel of Real Property:

(a) First Lien. Upon execution and recording of the Real Property Mortgage, Lender will have a valid first lien on the Real Property.

(b) Access. The Real Property has adequate legal rights of access to a public way.

(c) Single Tax Lot. The Real Property consists of a single tax lot. No portion of said lot covers property other than the Real Property in question and no portion of the Real Property in question lies in any other tax lot.

(d) Flood Zone. Except as is disclosed in the surveys of the Real Property that have been or will be provided to Lender, no portion of the Real Property is located in a flood hazard area as defined by the Federal Insurance Administration.

(e) Seismic Exposure. No portion of the Real Property is located in a zone 3 or zone 4 of the “Seismic Zone Map of the U.S.”

(f) Improvements. No improvements, buildings or other structures are located on the Real Property, except as disclosed to Lender in writing.

(g) Condemnation. No part of the Real Property has been taken in condemnation or other like proceedings nor is any preceding pending, threatened or known to be contemplated for the partial or the total condemnation or taking of any portion of the Real Property.

(h) No Purchase Options. No person or entity has an option to purchase the Real Property, or any portion thereof, or any interest therein.

6.25 Inventory.

(a) First Lien. Upon execution, delivery and recording of the Inventory Mortgage(s) and/or the Modification(s) of Inventory Mortgages, Lender will have a valid, first priority mortgage lien on the Inventory, and the Inventory will be subject to no other Lien.

(b) No Purchase Options. No person or entity has an option to purchase any portion of the Inventory, or any portion thereof, or any interest therein.

6.26 Additional Representations and Warranties. This Agreement, the Note and the other Loan Documents constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

Section 7-Covenants

7.1 Affirmative Covenants. So long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

(a) Payment and Performance of Obligations. Borrower shall pay all of the Loan and related expenses when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder; and Borrower will maintain an office or agency in the State of Texas where notices, presentations and demands in respect of the Loan Documents may be made upon Borrower. Such office or agency and the books and records of Borrower shall be maintained at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221 until such time as Borrower shall so notify Lender, in writing, of any change of location of such office or agency.

(b) Maintenance of Existence, Qualification and Assets. Borrower shall at all times (i) maintain its legal existence, (ii) maintain its qualification to transact business and good standing in any state and in any jurisdiction where it conducts business in connection with the Resorts, and (iii) comply or cause compliance with all governmental laws, rules, regulations and ordinances applicable to the Resorts, Borrower or its business, including, without limitation, the Timeshare Act.

(c) Consolidation and Merger. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless: (i) Borrower is the continuing or surviving corporation in any such consolidation or merger and (ii) prior to and immediately after such consolidation or merger, Borrower shall not be in default hereunder.

(d) Maintenance of Insurance. Borrower, or if required pursuant to the Declarations, the Timeshare Owners’ Associations, shall maintain (or Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Lender originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Lender and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgagee benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Lender, and breach of warranty coverage, providing the following types of insurance on and with respect to Borrower (or, as appropriate, the respective Associations), the Collateral, including the Real Property, and the Resorts:

(i) fire and extended coverage insurance (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the improvements and any personal property located in or on the Resorts and the Real Property in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Lender, breach of warranty coverage, replacement cost endorsements satisfactory to Lender, and shall not permit co-insurance;

(ii) public liability and property damage insurance covering the Resorts and the Real Property in amounts and on terms satisfactory to Lender; and

(iii) such other insurance on the Resorts and the Real Property or any replacements or substitutions therefor including, without limitation, flood insurance (if the Property or the Real Property is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Lender.

To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to the Resorts, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Resorts or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of the Resort to the Timeshare Owners’ Association, Borrower shall use its best efforts) to ensure that Lender shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without Lender’s prior written approval.

In the event of any insured loss or claim in respect of the Resorts, or the Real Property, Borrower shall apply (or cause to be applied), and Borrower covenants that the Timeshare Owners’ Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Lender. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 7.1(d), a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender. Borrower shall deliver or cause to be delivered to Lender receipts evidencing the payment for all such insurance policies and renewals or replacements.

In the event of any fire or other casualty to or with respect to the improvements on or at the Resorts, Borrower covenants that Borrower or the Timeshare Owners’ Association, as the case may be, will promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resorts, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve Borrower or, as applicable, Borrower and Timeshare Owners’ Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and Borrower covenants that Borrower or, as the case may be, the Timeshare Owners’ Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement. Borrower shall, unless an Event of Default has occurred, apply all insurance proceeds payable to or received by it, in accordance with the applicable Declaration. If an Event of Default has occurred, Lender may, in its sole discretion, apply all insurance proceeds in accordance with the applicable Declaration or to the repayment of the Loan in accordance with Section 2.4 and 2.5 hereof.

(e) Maintenance of Security. Borrower shall execute and deliver (or cause to be executed and delivered) to Lender all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Lender deems necessary or appropriate in order to maintain as valid, enforceable and perfected first or second priority liens and security interests, as applicable, all Liens and security interests in the Collateral granted Lender to secure the Obligations. Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral.

(f) Payment of Taxes and Claims. Borrower will pay, and, as applicable pursuant to the Declaration, Borrower covenants that the Timeshare Owners’ Association will pay, when due, all taxes imposed upon the Resorts, the Collateral, Borrower, the Timeshare Owners’ Association, or any of its or their property, or with respect to any of its or their franchises, businesses, income or profits, or with respect to the Loan or any of the Loan Documents; and Borrower and the Timeshare Owners’ Association, as the case may be, shall pay all other charges and assessments against Borrower, the Collateral and the Resorts before any claim (including, without limitation, claims for labor, services, materials and supplies) arises for sums which have become due and payable. Except for the Liens granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants that no statutory or other Liens whatsoever (including, without limitation, mechanics’, materialmens’, judgment or tax liens) shall attach to any of the Collateral or the Resorts except for such Liens as are expressly provided for pursuant to the Declaration, which shall, in any event, be subordinate to the Lien of Lender. In the event any such Lien attaches to any of the Collateral or the Resorts, Borrower shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record or (ii) provide Lender with a bond in accordance with the applicable laws of the State, issued by a corporate surety acceptable to Lender, in an amount and form acceptable to Lender.

(g) Inspections. Borrower shall, at any time and from time to time and at the expense of Borrower, permit Lender or its agents or representatives to inspect the Resorts, the Collateral and if necessary, in Lender’s opinion, to ascertain or assure Borrower’s compliance with the terms of this Agreement, any of Borrower’s other assets or Property, and to examine and make copies of and abstracts from its and, to the extent it has access thereto or possession thereof, the Timeshare Owners’ Association’s, books, accounts, records, original correspondence, computer tapes, disks, software, and other papers as it may desire; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with Lender, its agents or representatives, the affairs, finances and accounts of Borrower). Lender agrees to use reasonable efforts not to unreasonably interfere with Borrower’s business operations in connection with any such inspections. Without limiting the foregoing, Lender shall have the right to make such credit investigations as Lender may deem appropriate in connection with its review of Notes Receivable, and Borrower shall make available to Lender all credit information in Borrower’s possession or under its control or to which it may have access, with respect to Purchasers or other obligors under Notes Receivable as Lender may request.

(h) Reporting Requirements. So long as any portion of the Obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Lender the following:

(i) Monthly Financial Reports.  As soon as available and in any event within ten (10) business days after the end of each calendar month the following reports: (i) the trial balance of the Pledged Notes Receivable; (ii) an aging report on the Pledged Notes Receivable; (iii) a report detailing the collections on each of the Pledged Notes Receivable; (iv) a Borrowing Base Report; (v) a deposit summary and other monthly reports from the Lockbox Agent required pursuant to the Lockbox Agreement; (vi) reports relating to Eligibility Criteria for Notes Receivable including: (a) modified accounts; (b) upgrades; (c) employees of Borrower; (d) non-U.S. or non-Canadian accounts; (e) pending cancellations; (f) residents in Canada; (g) terms greater than 120 months; (h) less than 10% down payments; (i) principal balances over $60,000; and (j) principal balances over $35,000; and (vii) other reports including: (a) paid-in-full; (b) delinquency; (c) accounts added; (d) accounts subtracted; (e) summary of accounts added; (f) summary of accounts subtracted; (g) summary of delinquencies; (h) Borrower's monthly summary; (i) maintenance fee letter; (j) maintenance fee back-up for prior month(s); (k) copies of checks deposited to clear up auto debit delay; (l) compact disc of trial balances broken down by old and new accounts; and (m) reports relating to Purchaser criteria including individual and weighted average FICO indicators for all new Purchasers for the second preceding month. Each such report, other than the reports provided under subparagraph (v) above, shall be certified by the Borrower in accordance with Exhibit G attached hereto.

(ii) Quarterly Financial Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, copies of income statements and balance sheets for the operations of each Resort and for Borrower, certified by the Chief Financial Officer of Borrower;

(iii) Annual Financial Reports. As soon as available and in any event within ninety (90) days after the end of each calendar year or other fiscal year as may be applicable with respect to Borrower (a “Fiscal Year”), a statement of income and expense of Borrower for the annual period ended as of the end of such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Each annual financial statement of Borrower shall be prepared by an independent certified public accountant and certified by Borrower to be true, correct and complete, and shall otherwise be in form acceptable to Lender. In the event that Lender, acting in good faith, is not satisfied with any such Financial Statement, and if Borrower fails to provide Lender with new Financial Statements acceptable to Lender within fifteen (15) days after Lender delivers written notice of such dissatisfaction to Borrower, then, at Lender’s request, Borrower shall furnish to Lender copies of audited income statements and balance sheets certified by an independent certified public accountant acceptable to Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Such audited annual statements shall also be in form and content satisfactory to Lender. If the figures for net and total operating income (as such terms are defined in accordance with GAAP) in the audited annual statements do not vary by more than five percent (5%) from the figures in the unaudited annual statements, Lender shall bear the cost of the certified public accountant’s audit. If, however, such figures vary by more than five percent (5%), Borrower shall bear the cost of such certified public accountant’s audit;

(iv) Officer’s Certificate. Each set of annual Financial Statements or reports delivered to Lender pursuant to Sections 7.1(h)(i) and 7.1(h)(ii) of this Agreement will be accompanied by a certificate of the President or the Treasurer of Borrower in the form attached as Exhibit H setting forth that the signers have reviewed the relevant terms of the Agreement (and all other agreements and exhibits between the parties) and have made, or caused to be made, under their supervision, a review of the transactions and conditions of Borrower from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;

(v) Sales Reports. Concurrently with the financial statements required pursuant to Section 7.1(h)(i), Borrower shall deliver to Lender, a sales report, detailing the sales of all Intervals at the Resorts for the period covered thereby, certified by Borrower to be true, correct and complete and otherwise in a form approved by Lender;

(vi) Audit Reports. Promptly upon receipt thereof, one (1) copy of each other report submitted to Borrower by independent public accountants or other Persons in connection with any annual, interim or special audit made by them of the books of Borrower;

(vii) Notice of Default or Event of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, Borrower shall deliver to Lender a written notice specifying, as applicable, the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

(viii) Notice of Claimed Default. Immediately upon becoming aware of a claim of Default or Event of Default, a written notice specifying, as applicable, the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

(ix) Maintenance of Inventory Control. Borrower shall maintain and at all times fully comply with the Inventory Control Procedures from the date hereof until the Loan is repaid in full. Borrower shall permit Lender, its officers, employees, auditors, and other agents or designees to review the books and records of Borrower and make such other examinations and inspections as Lender in its sole discretion deems necessary to determine that Borrower is in full compliance with such Inventory Control Procedures;

(x) Material Adverse Developments. Immediately upon becoming aware of any claim, action, proceeding, development or other information which may materially and adversely affect Borrower, the Collateral, the Resorts, the business, prospects, profits or condition (financial or otherwise) of Borrower, or the ability of Borrower to perform its Obligations under the Agreement, Borrower shall provide Lender with telephonic or telegraphic notice, followed by telefaxed and mailed written confirmation, specifying the nature of such development or information and such anticipated effect; and

(xi) Other Information. Borrower shall deliver to Lender: (i) within five (5) days of the filing thereof with the United States Securities and Exchange Commission, copies of each Form 8-K, 10-Q and 10-K filed by Borrower; (ii) at least semi-annually during the Term (or more frequently upon request of Lender), current addresses and telephone numbers for each obligor under an Eligible Note Receivable pledged to Lender and (iii) any other information related to the Loan, the Collateral, the Resorts or Borrower as Lender may in good faith request including, without limitation, annually, federal call reports relating to Lockbox Agent.

(i) Records. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and with respect to the Resorts in which complete entries will be made in accordance with GAAP. In addition, Borrower shall keep, and shall promptly deliver to Lender upon Lender’s request therefor, complete, timely and accurate records of all sales of Intervals and all payments in respect of Pledged Notes Receivable.

(j) Management. Borrower shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies Lender in writing at least thirty (30) days in advance of its new location, retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and (iii) continue to perform duties substantially similar to those presently performed as provided in the management agreement relating to each Resort. No management agreement for any Resort shall be modified, assigned, extended, terminated or entered into nor shall the current method of operation and management of the Resorts be changed in any material manner, without the prior written approval of Lender.

(k) FICA. Borrower shall furnish to Lender within thirty (30) days after the expiration of each calendar quarter proof reasonably satisfactory to Lender that Borrower’s obligations to make deposits for F.I.C.A., social security and withholding taxes have been satisfied.

(l) Operating Contracts. Subject to the rights of the Timeshare Owners’ Association as set forth in the Timeshare Documents, no Operating Contract shall be modified, extended, terminated or entered into, without the prior written approval of Lender, if any such modification, extension, termination or new agreement could have a material adverse impact on the operation of the Resorts or the Collateral.

(m) Notices. Borrower shall notify Lender within five (5) Business Days of the occurrence of any event (i) as a result of which any representation or warranty of Borrower contained in any Loan Documents would be incorrect or materially misleading if made at that time, or (ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any Loan Document, or (iii) which constitutes or, with the passage of time, notice or a determination by Lender would constitute, an Event of Default.

(n) Maintenance. Borrower shall maintain, or shall cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners’ Association to maintain, and the Resorts in good repair, working order and condition and shall make all necessary replacements and improvements to the Resorts consisting of real property so that the value and operating efficiency of the Resorts will be maintained at all times and so that the Resorts remain in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law.

(o) Claims. Borrower shall promptly notify Lender of any claim, action or proceeding affecting the Resorts or Collateral, or any part thereof, or Lender, or any of the security interests or rights granted in favor of Lender hereunder or under any of the Loan Documents. At the request of Lender, Borrower shall appear in and defend in favor of Lender, at Borrower’s sole expense, any such claim, action or proceeding.

(p) Registration and Regulations.

(i) Local Legal Compliance. Borrower will comply, and will cause the Resorts to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, regulations, agreements or arrangements.

(ii) Registration Compliance. Borrower will maintain, or cause to be maintained, all necessary registrations, current filings, consents, franchises, approvals, and exemption certificates, and Borrower will make or pay, or cause to be made or paid, all registrations, declarations or fees with the Division and any other government or any agency or department thereof, whether in the state or another jurisdiction, required in connection with the Resorts and the occupancy, use and operation thereof, the incorporation of Units into the time-share plan established pursuant to the Declaration and the other Timeshare Documents, and the sale, advertising, marketing, and offering for sale of Intervals. All such registrations, filings and reports will be truthfully completed; and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings and reports will be delivered to Lender. Borrower shall advise Lender of any changes with respect to its marketing or sales programs in any jurisdiction, including jurisdictions other than the state, and at Lender’s request from time to time, Borrower shall deliver to Lender: (A) written statements by the applicable state authorities, in form acceptable to Lender, stating that no registration is necessary for the sale of Intervals in the particular state, (B) an opinion of counsel in form acceptable to Lender and rendered by counsel acceptable to Lender, stating that no such registration is necessary, or (C) such other evidence of compliance with applicable laws as Lender may require; and

(iii) Other Compliance. Borrower has, in all material respects, complied with and will comply with all laws and regulations of the United States, the State of Texas, each state in which an applicable Resort or Collateral is located, any political subdivision of either such state and any other governmental, quasi-governmental or administrative jurisdiction in which Intervals have been sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resorts have been or will be conducted, including to the extent applicable, but not limited to: (1) the Timeshare Act; (2) the Consumer Credit Protection Act; (3) Regulation Z of the Federal Reserve Board; (4) the Equal Credit Opportunity Act; (5) Regulation B of the Federal Reserve Board; (6) the Federal Trade Commission’s 3-day cooling-off Rule for Door-to-Door Sales; (7) Section 5 of the Federal Trade Commission Act; (8) ILSA; (9) federal postal laws; (10) applicable state and federal securities laws; (11) applicable usury laws; (12) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (13) applicable real estate sales licensing, disclosure, reporting and escrow laws; (14) the ADA; (15) RESPA; (16) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (17) the Federal Trade Commission’s Privacy of Consumer Financial Information Rule; (18) other applicable federal statutes and the rules and regulations promulgated thereunder; and (19) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

(q) Other Documents. Borrower will maintain to the satisfaction of Lender and make available to Lender, accurate and complete files relating to the Resorts, the Pledged Notes Receivable and other Collateral, and such files will contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Notes Receivable and all collection information and correspondence relating thereto. Without limiting the foregoing, Borrower shall maintain evidence of its compliance with the requirements of Section 3.8.

(r) Further Assurances. Borrower will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as, in the judgment of Lender exercised in good faith may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Lender from time to time upon each request by Lender such documents, instruments or other matters or items as Lender may require to evidence Borrower’s compliance with the covenants set forth in this Section 7.1 and Section 3.8.

(s) Utilities. Borrower will cause, or to the extent provided for pursuant to the Declaration, covenants to use its best efforts to ensure that the Timeshare Owners’ Association, or the manager of the Resorts, as applicable, will cause, electric, sanitary and stormwater sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities to be available to the Resorts in sufficient capacity to service the Resorts.

(t) Amenities. Borrower will cause, or to the extent provided for pursuant to the Declarations, will use its best efforts to ensure that the Timeshare Owners’ Association, or the manager of the Resort, as applicable, will cause, the Resorts to be maintained in good condition and repair, and in accordance with the provisions of the applicable Timeshare Documents, and Borrower will cause each Purchaser of an Interval at the Resorts to have continuing access to, and the use of, to the extent of such Purchaser’s time-share periods, all of the Common Elements and related or appurtenant services, rights and benefits, all as provided in the Declaration and the Timeshare Documents.

(u) Expenses and Closing Fees. Whether or not the transactions contemplated hereunder are completed, Borrower shall pay all expenses of Lender and each of Lender’s participants relating to negotiating, preparing, documenting, closing and enforcing this Agreement, including, but not limited to:

(i) the cost of preparing, reproducing and binding this Agreement, the other Loan Documents and all Exhibits and Schedules thereto;

(ii) the reasonable fees and disbursements of Lender’s and each of Lender’s participants’ counsel;

(iii) Lender’s and each of Lender’s participants’ reasonable out-of-pocket expenses;

(iv) all reasonable fees and expenses (including fees and expenses of Lender’s and each of Lender’s participants’ counsel) relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof;

(v) all costs, outlays, legal fees and expenses of every kind and character had or incurred in (1) the interpretation or enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents including the costs of appeal (2) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Lender arising out of this transaction or the protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Lender, and each of Lender’s participants of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by Lender and each of Lender’s participants with respect to the Obligations, and any and all appeals thereof; and (3) the advancement of any expenses provided for under any of the Loan Documents;

(vi) all expenses relating to the maintenance and administration of the Lockbox and Lockbox Account by the Lockbox Agent and Servicing and any escrow by the Title Company or any other escrow agent;

(vii) all costs and expenses incurred by Lender under the Note, and all late charges under the Note;

(viii) all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Lender and each of Lender’s participants to conduct inspections or audits. Without limitation of the foregoing, Borrower shall pay the costs of UCC and other searches, UCC and other Loan Document recording fees and applicable taxes, and premiums on each Mortgagee Title Policy delivered to Lender pursuant to this Agreement; and

(ix) with respect to the fees payable by Borrower under clauses (ii), (iii), and (iv) above, provided that no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Lender and/or Lender’s participants shall provide Borrower in advance, as applicable, with good faith estimates of: (1) the reasonable fees and disbursements of participant’s counsel; (2) the participant’s reasonable out-of-pocket expenses; and (3) the reasonable fees and expenses of participants and each participant’s counsel relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof, respectively; and such fees, disbursements and expenses shall be in accordance with such good faith estimates.

(v) Indemnification of Lender. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of Lender, Borrower shall defend, indemnify and hold harmless Lender, its subsidiaries, affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors or assigns of any or all of them (hereafter collectively the “Indemnified Lender Parties”), from and against, and promptly pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys’ and paralegals’ fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to (i) this Agreement, the Loan Documents, or the Collateral; (ii) the transactions contemplated under any of the Loan Documents or any of the Timeshare Documents, including without limitation, those in any way relating to or arising out of the violation of any federal or state laws, including the Timeshare Act; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty of Borrower contained in this Agreement or any of the Loan Documents (including without limitation any certification of Borrower delivered to Lender); (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under the Timeshare Act, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Resorts of any Hazardous Materials; (viii) the removal or remediation of any Hazardous Materials from the Resorts required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Lender; (ix) claims asserted by any Person (including without limitation any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator or administrative board (collectively, a “Governmental Agency”), in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under or affecting the Resorts; (x) the violation or claimed violation of any Environmental Laws in regard to the Resorts; or (xi) the preparation of an environmental audit or report on the Resorts, whether conducted by Lender, Borrower or a third-party, or the implementation of environmental audit recommendations. Such indemnification shall not give Borrower any right to participate in the selection of counsel for Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. Lender agrees to give Borrower written notice of the assertion of any claim or the commencement of any action or lawsuit described in this Section. It is the express intention of the parties hereto that the indemnity provided for in this Section, as well as the disclaimers of liability referred to in this Agreement, are intended to and shall protect and indemnify Lender from the consequences of Lender’s own negligence, whether or not that negligence is the sole or concurring cause of any liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement provided, however, that Borrower shall not be required to protect and indemnify Lender or any Lender from the consequences of Lender’s or any such Lender’s gross negligence, where that gross negligence is the sole cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section shall survive the full payment, performance and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

(w) Financial Covenants.

(i) Tangible Net Worth. Borrower shall at all times have and maintain Tangible Net Worth in an amount which shall not be less than an amount equal to the Tangible Net Worth as stated in the annual audited financial statements as of December 31, 2004 plus (A) fifty percent (50%) of the aggregate amount of proceeds received by Borrower after December 31, 2004 in connection with each issuance by Borrower of any class or classes of capital stock after December 31, 2004, except for stock issued to retire existing unsecured subordinated debt, plus (B) fifty percent (50%) of the aggregate amount of net income (calculated in accordance with GAAP) of Borrower after December 31, 2004.

(ii) Marketing and Sales Expenses. As of the last day of each fiscal quarter, Borrower will not permit the twelve (12) month cumulative ratio of Marketing and Sales Expenses to the Borrower’s net proceeds from the sale of Intervals as recorded on the Borrower’s financial statements for the immediately preceding twelve (12) consecutive months to equal or exceed a ratio of .570 to 1.

(iii) Maximum Loan Delinquency. Borrower will not permit as of the last day of each calendar quarter its over 30-day delinquency rate on its entire Notes Receivable portfolio to be greater than twenty-five percent (25%). If, as of the last day of each calendar quarter, Borrower’s over 30-day delinquency on its entire Notes Receivable portfolio is greater than twenty percent (20%), then Lender shall have the right to conduct an audit, at Borrower’s sole cost and expense, of all Borrower’s Notes Receivable pledged to the Lender hereunder.

(iv) Interest Coverage. The Interest Coverage Ratio for Borrower shall be at least 1.25:1. The term Interest Coverage Ratio means with respect to any Person for any calendar quarter, the ratio of (a) EBITDA for such period less capital expenditures as determined in accordance with GAAP, for such period to (b) the interest expense minus all non-cash items constituting interest expense for such period.

(v) Profitable Operations. Borrower will not permit Consolidated Net Income (a) for any fiscal year, commencing with the fiscal year ending December 31, 2004, to be less than $1.00 and (b) for any two consecutive fiscal quarters (reviewed on an individual rather than on an aggregate basis) to be less than $1.00.

(vi) Debt to Equity Ratio. The Debt to Equity Ratio for Borrower shall be less than 6:1. The term Debt to Equity Ratio means the ratio of (a) debt consisting of all notes payable, capital lease obligations and senior subordinated debt as reported on the Borrower’s most recent consolidated financial statements to (b) equity consisting of the balance sheet equity and senior subordinated debt less intangible assets, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible in accordance with GAAP, as reported on the Borrower’s most recent consolidated financial statements. In computing Borrower’s Debt to Equity Ratio, non-recourse off balance sheet financing will not be included as part of Borrower’s debt.

(x) Net Securitization Cash Flow. If a Default or Event of Default has occurred, then Borrower shall cause Silverleaf Finance II, Inc. to declare, at least quarterly, a cash dividend payable to Borrower and/or a payment in respect of the Silverleaf Finance II Subordinated Note in an aggregate amount equal to the Net Securitization Cash Flow in respect of Silverleaf Finance II, Inc. for such quarter, and all such dividends shall be paid directly to Lender, and applied by Lender in repayment of the Loan. Borrower shall provide Lender with notice of Silverleaf Finance II, Inc.’s declaration of a cash dividend or a payment on the Silverleaf Finance II Subordinated Note, together with a certification that: (i) states whether a Default or Event of Default exists, and (ii) contains a calculation of the Net Securitization Cash Flow.

(y) The maximum Loan to Retail Value Ratio shall at no time exceed 15%.

7.2 Negative Covenants. So long as any portion of the Obligations remain unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

(a) Limitation on Other Debt, Further Encumbrances. Borrower will not obtain financing and grant liens with respect to the Collateral. Notwithstanding anything herein to the contrary, Borrower may, without first obtaining the written consent of Lender obtain financing and grant liens with respect to any of its assets or other property except for the Collateral and those assets or property restricted by a negative pledge provided: (i) Borrower provides ten days prior written notice to Lender setting forth the terms and conditions of such financing; (ii) no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred; (iii) such financing does not result in an Event of Default hereunder or under any documents evidencing any other indebtedness of Borrower; and (iv) Lender is promptly provided a copy of the fully executed loan documents relating thereto.

(b) Restrictions on Transfers. Except as hereinafter specifically provided, Borrower shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (i) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender’s sole discretion), transfer, sell, pledge, convey, hypothecate, factor or assign all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities, or contract to do any of the foregoing, including, without limitation, pursuant to options to purchase, and so-called installment sales contracts, land contracts, or contracts for deed, provided that the foregoing restriction on transfers shall not apply to the conveyance of SPV Assets to the SPV in accordance with the Silverleaf Finance II Documents, (ii) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender’s sole discretion), lease or license all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities (except for the license created in favor of SPV under any license agreement with Borrower, Silverleaf Club or any timeshare owners association, to use or access the reservation system or related computer hardware or software for any Resort), or change the legal or actual possession or use thereof, (iii) permit the assignment, transfer, delegation, change, modification or diminution of the duties or responsibilities of Borrower, of any manager of the Resorts approved by Lender as manager of the Resorts (except for an assignment of such duties to a professional management company or companies reasonably acceptable to Lender in advance) without obtaining the prior written consent of Lender (which consent shall not be unreasonably withheld), or (iv) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender’s sole discretion), cause or permit the assignment, pledge or other encumbrance of any of the Operating Contracts or all or any portion of Borrower’s right, title or interest in the Declaration. Without limiting the generality of the preceding sentence, and subject to the terms of this Agreement, the prior written consent of Lender (as specified above) shall be required for (A) any transfer of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities or any part thereof made to a subsidiary or Affiliate or otherwise, (B) any transfer of all or any part of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities by Borrower to its stockholders or Affiliates or vice versa, and (C) any corporate merger or consolidation, disposition or other reorganization, except as permitted in Section 7.1(c). In the event that Lender is willing to consent to a transfer which would otherwise be prohibited by this Section 7.2(b) Lender may condition its consent on such terms as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Lender in connection with the granting of such consent (including, without limitation, attorneys’ fees and expenses). If Borrower violates the terms of this Section 7.2(b), in addition to any other rights or remedies which Lender may have herein, in any other Loan Document, or at law or in equity, Lender may by written notice to Borrower increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

(c) Use of a Lender’s or Lender’s Name. Borrower will not, and will not permit any Affiliate to, without the prior written consent of Lender or such Lender’s participant, use the name of Lender or any Lender’s participant or the name of any affiliate of Lender, any Lender or any Lender’s participant in connection with any of their respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies.

(d) Transactions with Affiliates. Except as provided in the Silverleaf Finance II Documents, without the prior written consent of Lender, which shall not unreasonably be withheld, Borrower will not enter into any transaction with any Affiliate in connection with the Resorts, including, without limitation, relating to the purchase, sale or exchange of any assets or properties or the rendering of any service, except in the ordinary course of, and pursuant to the reasonable requirements of, the operations of the Resorts and upon fair and reasonable terms.

(e) Restrictive Covenants. Borrower will not without Lender’s prior written consent seek, consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would limit or alter the use of the Resorts.

(f) Subordinated Obligations. Borrower will not, directly or indirectly, (i) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, (the “Subordinated Debt”) to any of its shareholders or their affiliates or which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Note; (ii) permit the amendment, rescission or other modification of any such subordination provisions of any of Borrower’s subordinated obligations in such a manner as to affect adversely the Lien in and to the Collateral or Lender’s senior priority position and entitlement as to payment and rights with respect to the Note and the Obligations, or (iii) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of Borrower’s obligations to its shareholders, or of any subordinated obligations of Borrower except in accordance with the terms of such subordination. Notwithstanding anything to the contrary in this Section 7.2(f), so long as Borrower’s Tangible Net Worth remains in compliance with Section 7.1(w)(i) Borrower may: (i) retire unsecured subordinated debt, and/or (ii) declare dividends, buy back stock, and perform other equity transactions.

(g) Timeshare Regime. Without Lender’s prior written consent, Borrower shall not amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral). Except as otherwise provided herein, Borrower shall not assign its rights as developer under the Declarations without Lender’s prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Resorts (or any portion thereof) without Lender’s prior written consent, which consent shall not be unreasonably withheld.

(h) Name Change. Borrower will not change its name or state of organization.

(i) Collateral. Borrower shall not take any action (nor permit or consent to the taking of any action) which might impair the value of the Collateral or any of the rights of Lender in the Collateral, except with respect to the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note as provided in the Silverleaf Finance II Documents, nor shall Borrower cause or permit any amendment to or modification of the form or terms of any of the Pledged Notes Receivable, Mortgages or, except as specifically provided herein above, the other Timeshare Documents.

(j) Marketing/Sales. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Intervals except in compliance with the Timeshare Act and applicable laws in state and other jurisdictions where marketing, sales or solicitation activities occur.

(k) Declarant’s Rights and Management Agreements. Borrower covenants, pledges and agrees that until the Loan and all other amounts due and owing under this Agreement and the other Loan Documents are paid in full Borrower will not, voluntarily or involuntarily, directly or indirectly, mortgage, pledge, assign, sell, transfer, hypothecate, encumber, convey or grant a security interest in any: (i) contract or agreement, whether written, oral or otherwise, whether now or hereafter existing, including any management or operating contract and agreement, between Borrower or any Affiliate of the Borrower and the governing body of any Resort, with respect to the management and operation of the Resort; or (ii) any rights of the Declarant arising under the Declaration creating any Resort, or under the Bylaws for the Resort, whether now or hereafter existing.

Section 8-Events Of Default

8.1 Nature of Events. An “Event of Default” shall exist if any of the following shall occur:

(a) Payments. If Borrower shall fail to make, as and when due, any payment or mandatory prepayment of principal, interest, fees or other amounts with respect to the Loan and such failure shall continue for five (5) days after notice of such failure is provided by Lender.

(b) Covenant Defaults. If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to: (i) the failure to make timely payments in respect of the Loan as provided in Section 8.1(a); (ii) the failure to deliver payments made under the Pledged Notes Receivable directly to Lender as required pursuant to Section 2.4 as provided in Section 8.1(h); or (iii) violation of: (y) the financial covenants in Section 7.1(w); any negative covenants in Section 7.2) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Lender, provided however, that if Borrower commences to cure such failure within such 15 day period, but, because of the nature of such failure, cure cannot be completed within 15 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days.

(c) Warranties or Representations. If any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading or incorrect in any material respect as of the date made or reaffirmed.

(d) Enforceability of Liens. If any lien or security interest granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first or second priority lien or security interest, as applicable, in favor of Lender, encumbering the asset which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first or second, as applicable, and prior lien or security interest in a manner satisfactory to Lender within ten (10) days after Lender delivers written notice thereof to Borrower.

(e) Involuntary Proceedings. If a case is commenced or a petition is filed against Borrower under any Debtor Relief Law; a receiver, liquidator or trustee of Borrower or of any material asset of Borrower is appointed by court order and such order remains in effect for more than forty-five (45) days; or if any material asset of Borrower is sequestered by court order and such order remains in effect for more than forty-five (45) days.

(f) Proceedings. If Borrower voluntarily seeks, consents to or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect; consents to the filing of any petition against it under such law; makes an assignment for the benefit of its creditors; admits in writing its inability to pay its debts generally as they become due; or consents or suffers to the appointment of a receiver, trustee, liquidator or conservator for it, or any part of its, assets.

(g) Attachment, Judgment, Tax Liens. The issuance, filing, levy or seizure against the Collateral, or, with respect to the Resorts or the Obligations, against Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000.00, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

(h) Failure to Deposit Proceeds. If Borrower shall fail to deliver payments made under the Pledged Notes Receivable directly to Lender as required pursuant to Section 2.4 above, or if Borrower shall take any other act which Lender shall deem to be a conversion of the Collateral or fraudulent with respect to Lender.

(i) Timeshare Documents. If the Declaration, any of the other documents creating or governing the Resorts, its timeshare regime, or the Timeshare Owners’ Association, or the restrictive covenants with respect to the Resorts, shall be terminated, amended or modified without Lender’s prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).

(j) Removal of Collateral. If Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud its creditors or any of them including, without limitation, Lender.

(k) Other Defaults. If a material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents.

(l) Material Adverse Change. Any material adverse change in the financial condition of Borrower or in the condition of the Collateral. For purposes of this provision, a decline in the net worth of Borrower of $100,000.00 or less shall not be considered a material adverse change.

(m) Default by Borrower in Other Agreements. Any: (1) default, as defined in the applicable loan agreement, by Borrower: (i) in the payment of any indebtedness to any lender; (ii) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resorts; or (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $200,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder); (2) acceleration by any lender of its respective credit facilities; or (3) default under, or acceleration of the TFC Conduit Loan.

(n) Use of Resorts. Any act or failure to act by Borrower which materially and adversely limits the rights of Purchasers to use Common Elements, and related or appurtenant easement, access and use rights and benefits of any of the Resorts, including but not limited to a default by Borrower or any Affiliate under any loan document or Declaration to which Borrower or any Affiliate is a party.

(o) Violation of Negative Covenants. Borrower violates any negative covenants set forth in Section 7.2.

(p) Violation of Financial Covenants. Borrower violates any financial covenants set forth in Section 7.1(w).

(q) Use of Loan Proceeds. If the proceeds of any Advance are used in contravention of Section 6.11.

Section 9-Remedies

9.1 Remedies Upon Default. Should an Event of Default occur, Lender may take any one or more of the actions described in this Section 9, all without notice to Borrower:

(a) Acceleration. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Loans, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

(b) Termination of Obligation to Advance. Terminate any obligation of Lender to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate, all without notice to Borrower.

(c) Judgment. Reduce Lender’s claim to judgment, foreclose or otherwise enforce Lender’s security interest in all or any part of the Collateral by any available judicial or other procedure under law.

(d) Sale of Collateral and Foreclosure of Mortgages. Inventory Mortgages and Real Property Mortgages. After notification, if any, provided for in Section 9.2 below, Lender may sell or otherwise dispose of, at the office of Lender, or elsewhere, as chosen by Lender, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Lender’s power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Collateral, including, without limitation, foreclosure of the Inventory Mortgages and the Real Property Mortgages. Borrower hereby acknowledges and agrees that a private sale or sales of the Collateral, after notification as provided for in Section 9.2, shall constitute a commercially reasonable disposition of the Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of Lender.

(e) Retention of Collateral. At Lender’s discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the aggregate amount of the Loans, in satisfaction of the Obligations, whenever the circumstances are such that Lender elects to do so under applicable law.

(f) Receiver. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

(g) Purchase of Collateral. Buy the Collateral at any public or private sale.

(h) Exercise of Other Rights. Lender shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to Borrower, the right to continue to collect all payments made on the Pledged Notes Receivable, and to apply such payments to the Obligations, and to sue in its own name the maker of any defaulted Pledged Notes Receivable. Lender may also exercise any and all other rights or remedies afforded by any other applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents. Lender shall also have the right to require Borrower to assemble any of the Collateral not in Lender’s possession, at Borrower’s expense, and make it available to Lender at a place to be determined by Lender which is reasonably convenient to both parties, and shall have the right to take immediate possession of all of the Collateral, and may enter the Resorts or any of the premises of Borrower or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of Lender, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least ninety (90) days after sale or disposition of the Collateral).

9.2 Notice of Sale. Reasonable notification of time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than five (5) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 9.2. Lender shall have the right to bid at any public or private sale on its own behalf. Out of money arising from any such sale, Lender shall retain an amount equal to all of its costs and charges, including attorneys’ fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising such Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied upon the Obligations, and in the event of deficiency, Borrower shall remain liable to Lender. In the event of any surplus, such surplus shall be paid to Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature or description against Borrower, or by Borrower or any other party against Lender or any Lender, which in such Lender’s sole discretion makes it advisable for Lender to seek counsel for the protection and preservation of Lenders’ security interest, or to defend the interest of Lender, such expenses and counsel fees shall be allowed to Lender and the same shall be made a further charge and Lien upon the Collateral.

In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral comprised of Securities may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Lender may from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to whose who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than two (2) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

9.3 Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default: (i) Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate Lender’s further performance under this Agreement or any other agreement or agreements between Lender and Borrower, without further liability or obligation by Lender; (ii) Lender may, at any time, appropriate and apply on any Obligations any and all Collateral in its, the Custodian’s, or the Lockbox Agent’s possession and (iii) Lender may apply any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of Lender, but they shall, in all events, continue until all of the Obligations are satisfied.

9.4 Rights of Lender Regarding Collateral. In addition to all other rights possessed by Lender, Lender, at its option, may on its own behalf from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:

(a) transfer all or any part of the Collateral into the name of Lender or its nominee;

(b) take control of any proceeds of any of the Collateral;

(c) extend or renew the Loan and grant releases, compromises or indulgences with respect to the Obligations, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

(d) exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

9.5 Delegation of Duties and Rights. Lender may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

9.6 Lender not in Control. Except as expressly provided herein or in any Loan Document, none of the covenants or other provisions contained in this Agreement or in any Loan Document shall give Lender the right or power to exercise control over the affairs and/or management of Borrower.

9.7 Waivers. The acceptance by Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.

9.8 Cumulative Rights. All rights and remedies available to Lender under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted under any of the Loan Document, at law or in equity, whether or not the Loan is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.

9.9 Expenditures by Lender. Any sums expended by or on behalf of Lender pursuant to the exercise of any right or remedy provided herein shall become part of the Obligations and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

9.10 Diminution in Value of Collateral. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from Lender’s negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage.

9.11 Lender’s Knowledge. Lender shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless Lender has actual knowledge of the Event of Default or has received a notice from Borrower referring to this Agreement and describing such Event of Default.

Section 10-Certain Rights Of Lenders

10.1 Protection of Collateral. Lender may at any time and from time to time take such actions as it deems necessary or appropriate to protect Lender’s Liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender’s rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Lender’s efforts to preserve the Collateral and Lender’s Liens, security interests and rights and will take such actions to preserve the Collateral and Lender’s Liens, security interests and rights as Lender may direct, including, without limitation, by promptly paying upon Lender’s demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Lender’s expenses of preserving the Collateral and Lender’s liens and security interests and rights therein shall be added to the Loan.

10.2 Performance by Lender. If Borrower fails to perform any agreement contained herein, Lender may itself perform, or cause the performance of, such agreement on behalf of Lenders, and the expenses of Lender incurred in connection therewith shall be payable by Borrower under Section 10.5 below. In no event, however, shall Lender have any obligation or duties whatsoever to perform any covenant or agreement of Borrower contained herein or in any of the Loan Documents, Timeshare Documents or Operating Contracts, and any such performance by Lender shall be wholly discretionary with Lender. The performance by Lender, of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Lender to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that Lender shall not at any time or under any circumstances whatsoever have any duty to Borrower or to any third party to exercise any of Lender’s rights or remedies hereunder.

10.3 No Liability of Lender. Neither the acceptance of this Agreement by Lender, nor the exercise of any rights hereunder by Lender on its behalf, shall be construed in any way as an assumption by Lender of any obligations, responsibilities or duties of Borrower arising in connection with any Resort or under the Timeshare Documents or Timeshare Acts, or any of the Operating Contracts, or in connection with any other business of Borrower, or the Collateral, or otherwise bind Lender to the performance of any obligations with respect to any Resort or the Collateral; it being expressly understood that Lender shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower with respect to any Resort or any of the Collateral, or under any of the Timeshare Documents, the Timeshare Acts or under any of the Operating Contracts, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement, any action or actions on the part of Lender taken hereunder, nor the acquisition of the Pledged Notes Receivable and the Mortgages by Lender prior to or following the occurrence of an Event of Default shall constitute an assumption by Lender of any obligations of Borrower with respect to any Resort or the Pledged Notes Receivable, the Real Property, the Inventory, the Inventory Mortgages, the Real Property Mortgages, the Mortgages or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower agrees to indemnify, protect, defend and hold Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses, including, without limitation, attorneys’ fees and court costs, asserted against or incurred by Lender by reason of, arising out of, or connected in any way with (i) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to each Resort or the Purchasers of any of the Intervals, (ii) a breach of any certification, representation, warranty or covenant of Borrower set forth in any of the Loan Documents, (iii) the ownership of the Pledged Notes Receivable, the Mortgages and the rights, titles and interests assigned hereby, or intended so to be, (iv) the debtor-creditor relationships between Borrower on the one hand, and the Purchasers or Lender, as the case may be, on the other, or (v) the Pledged Notes Receivable, the Mortgages or the operation of the Resorts or sale of Intervals. The obligations of Borrower to indemnify, protect, defend and hold Lender harmless as provided in this Agreement are absolute, unconditional, present and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity or enforceability of any claim, demand or suit from which Lender is indemnified. The indemnity provisions in this Section 10.3 shall survive the satisfaction of the Obligations and termination of this Agreement, and remain binding and enforceable against Borrower, or its successors or assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, which might otherwise constitute legal or equitable discharges of its obligations hereunder.

10.4 Right to Defend Action Affecting Security. Lender may, at Borrower’s expense, appear in and defend any action or proceeding at law or in equity which Lender in good faith believes may affect the security interests granted under this Agreement, including without limitation, with respect to Pledged Notes Receivable, the Real Property, the Inventory, the Real Property Mortgages, the Inventory Mortgages or Mortgages, the value of the Collateral or Lender’s rights under any of the Loan Documents.

10.5 Expenses. All expenses payable by Borrower, under any provision of this Agreement shall be an Obligation of Borrower and shall be paid by Borrower to Lender, upon demand, and shall bear interest at the Default Rate from the date of expense until repaid by Borrower.

10.6 Lender’s Right of Set-Off. Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower, provided Borrower is in Default.

10.7 No Waiver. No failure or delay on the part of Lender in exercising any right, remedy or power under this Agreement or in giving or insisting upon strict performance by Borrower hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Agreement to be performed by Borrower. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise by Lender of the rights of Lender contained in the Loan Documents and this Agreement shall not cure or waive any default, or affect any notice of default, or invalidate any acts done pursuant to such notice. No waiver by Lender of any breach or default of or by any party hereunder shall be deemed to alter or affect Lender’s rights hereunder with respect to any prior or subsequent default.

10.8 Right of Lender to Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any Person or entity including without limitation, any Purchasers, for the payment of any of the Obligations or without affecting or impairing Lender’s Lien on the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Lender may from time to time, without notice: (a) release any Person liable for the payment of the Loan, (b) extend the time or otherwise alter the terms of payment of the Loan, (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements, (d) alter, substitute or release any property securing the Obligations, (e) realize upon any collateral for the payment of all or any portion of the Loan in such order and manner as it may deem fit, or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

10.9 Assignment of Lender’s Interest. Lender shall have the right to assign all or any part of the Loans and all or any portion of its rights in or pursuant to this Agreement or any of the Loan Documents to any subsequent holder or holders of its Note or the Obligations evidenced thereby.

10.10 Notice to Purchaser. Borrower authorizes any of Lender, Lockbox Agent or Servicing Agent (but none of Lender, Lockbox Agent nor Servicing Agent shall be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of Lender thereon and any other matter relating thereto, and by no later than the Effective Date, Borrower shall deliver to Lender a notification to the Purchasers executed in blank by Borrower and in form acceptable to Lender, pursuant to which the Purchasers (or other obligors) may be directed to remit all payments in respect of the Collateral as Lender may require.

10.11 Collection of the Notes. Borrower hereby directs and authorizes each party liable for the payment of the Pledged Notes Receivable, and by no later than the Effective Date shall direct in writing each such party, to pay each installment thereon to Lockbox Agent pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Lender or, at Lender’s direction, from Borrower, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Lender.

Following the occurrence of an Event of Default, Lender shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Lender, and Lender is hereby authorized to receive, collect, hold and apply the same in accordance with the provisions of this Agreement. In the event that following the occurrence of an Event of Default, Lender or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Lender may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such default to the defaulting party or parties, and Lender shall have the right (but not the obligation), subject to the terms of such Notes, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default and to foreclose each of the Mortgages securing the payment thereof, and to enforce any other remedies available to the holder of such Pledged Notes Receivable with respect to such default. Borrower hereby further authorizes, directs and empowers Lender (and Lockbox Agent or any other Person as may be designated by Lender in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts have been endorsed by Borrower.

10.12 Power of Attorney. Borrower does hereby irrevocably constitute and appoint Lender as Borrower’s true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower’s name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender on behalf of each Lender as provided in Section 10.11 above, (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (c) from time to time to institute and prosecute in Lender’s own name any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, (d) upon an Event of Default to change Borrower’s post office mailing address, and (e) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 10.12 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Lender and duly recorded in the appropriate public records of Dallas County, Texas.

10.13 Relief from Automatic Stay, Etc. To the fullest extent permitted by law, in the event Borrower shall make application for or seek relief or protection under the federal bankruptcy code (“Bankruptcy Code”) or other Debtor Relief Laws, or in the event that any involuntary petition is filed against Borrower under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents.

Section 11-Term Of Agreement

This Agreement shall continue in full force and effect and the security interests granted hereby and the duties, covenants and liabilities of Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. Borrower expressly agrees that if Borrower makes a payment to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

Section 12-Miscellaneous

12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Lender or Borrower. Each such notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided below, or (c) if given by any other means, when delivered at the address specified in this Section 12.1.

If to Borrower:	Silverleaf Resorts, Inc. 1221 Riverbend Drive, Suite 120 Dallas, TX 75221 Attn: Mr. Robert Mead, CEO

With a Copy to:	Meadows, Owens, Collier, Reed, Cousins and Blau 3700 Nations Bank Plaza 901 Main St. Dallas, TX 75202 Attn: George R. Bedell, Esq.

If to Lender:	Textron Financial Corporation 40 Westminster Street Providence, Rhode Island 02903 Attention: Accounting Department/Collections

With a copy to:	Textron Financial Corporation P.O. Box 6687 Providence, Rhode Island 02940-6687 Attention: Division Counsel (RRD)

And to:	Textron Financial Corporation Resort Finance Division 45 Glastonbury Blvd. Glastonbury, CT 06033-4450 Attn: Division President

Notwithstanding the foregoing, copies of the requests or notices from Borrower to Lender which are specified in the Sections of this Agreement listed below shall not be delivered to Providence, Rhode Island as provided above, but rather shall be delivered in accordance with this Section 12.1 to Textron Financial Corporation, Resort Finance Division, 45 Glastonbury Blvd., Glastonbury, CT 06033-4450, Attention: Silverleaf Relationship Manager. The applicable Sections of this Agreement are Section 5.1(a) Request for Advances, and Section 12.10 Return of Notes Receivable. In addition, all documents, instruments and other items to be delivered to Lender from time to time pursuant to this Agreement shall be delivered to Lender’s office at Resort Finance Division, 45 Glastonbury Blvd., Glastonbury, CT 06033-4450.

12.2 Survival. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lender.

12.3 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES.

12.4 Limitation on Interest. Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, of the Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a Court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as “interest”) including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by Lender and Borrower, expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

12.5 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement and/or the Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

12.6 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided that Borrower may not transfer or assign any of its rights or obligations under this Agreement, the Commitment or the other Loan Documents without the prior written consent of Lender. This Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, the Commitment or the other Loan Documents except as provided in advance in a writing signed on behalf of Lender.

12.7 Amendment. This Agreement may not be amended or modified, and no term or provision hereof may be waived, except by written instrument signed by Borrower and Lender.

12.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender’s receipt of one or more counterparts hereof signed by Borrower.

12.9 Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

12.10 Return of Notes Receivable.

(a) In the event Borrower complies with its Obligations under Section 2.5(a)(ii) of this Agreement with respect to Pledged Notes Receivable pursuant to which a default by the Purchaser thereof has occurred, and Borrower thereafter desires to enforce such Note Receivable against the Purchaser thereof, then provided that no Event of Default has occurred which has not been cured to Lender’s satisfaction (as evidenced by a written acceptance of such cure executed by Lender), and no event has occurred which with notice, the passage of time or both, would constitute an Event of Default, then within thirty (30) days after its receipt of a written request from Borrower, Lender shall deliver such ineligible Note Receivable to Borrower, provided that such delivery shall be for the sole purpose of enforcing Lender’s rights thereunder and Lender, notwithstanding such delivery, shall continue to have a first priority security interest in any such note.

(b) In the event that all Obligations hereunder are fully satisfied, then within a reasonable time thereafter, Lender shall endorse the Pledged Notes Receivable “Pay to the order of Silverleaf Resorts, Inc. without recourse”, and deliver such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower’s sole cost and expense.

12.11 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

12.12 Total Agreement. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by Lender at the offices set forth above.

12.13 Litigation. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF BORROWER AND LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR LENDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

The waiver and stipulations of Borrower and Lender in this Section 12.13 shall survive the final payment or performance of all of the Obligations of Borrower and the resulting termination of this Agreement.

12.14 Incorporation of Exhibits. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term “Agreement.” Such Exhibits and Schedules are incorporated herein as to fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

12.15 Consent to Advertising and Publicity of Timeshare Documents. Borrower hereby consents that Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of Borrower and any subsidiaries and Affiliates, the amount and a general description of Borrower’s business.

12.16 Directly or Indirectly. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

12.17 Headings. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

12.18 Gender and Number. Words of any gender in this Agreement shall include each other gender and the singular shall mean the plural and vice versa where appropriate.

Section 13-Special Conditions

13.1 Effective Date. BORROWER ACKNOWLEDGES, AGREES AND CONFIRMS THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING ANY OBLIGATION OF LENDER TO MAKE ANY ADVANCE HEREUNDER, SHALL NOT BECOME EFFECTIVE UNTIL THE EFFECTIVE DATE, AS SUCH TERM IS HEREINAFTER DEFINED. FOR PURPOSES OF THIS AGREEMENT, THE TERM “EFFECTIVE DATE” SHALL MEAN THE DATE ON WHICH LENDER DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT EACH OF THE CONDITIONS SET FORTH IN Section 4 HEREOF, HAVE BEEN SATISFIED. IN SUCH EVENT, THE LOAN, AND THE RIGHTS AND OBLIGATIONS OF BORROWER WITH RESPECT THERETO, SHALL BE GOVERNED IN ALL RESPECTS BY THE TERMS AND CONDITIONS SET FORTH IN THE RECEIVABLE LOAN AGREEMENT AND THE RESTATED INVENTORY LOAN AGREEMENT, AS THE CASE MAY BE.

13.2 Release. IN ORDER TO INDUCE AGENT, LENDERS AND PARTICIPANTS TO ENTER INTO THIS AGREEMENT, BORROWER ACKNOWLEDGES AND AGREES THAT: (i) BORROWER HAS NO CLAIM OR CAUSE OF ACTION AGAINST LENDER OR ANY PARTICIPANT (OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS); (ii) BORROWER HAS NO OFFSET RIGHT, COUNTERCLAIM OR DEFENSE OF ANY KIND AGAINST ANY OF ITS OBLIGATIONS, INDEBTEDNESS OR LIABILITIES TO LENDER OR ANY PARTICIPANT; AND (iii) EACH OF LENDER AND ITS PARTICIPANTS HAS HERETOFORE PROPERLY PERFORMED AND SATISFIED IN A TIMELY MANNER ALL OF ITS OBLIGATIONS TO BORROWER. BORROWER WISHES TO ELIMINATE ANY POSSIBILITY THAT ANY PAST CONDITIONS, ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WOULD IMPAIR OR OTHERWISE ADVERSELY AFFECT LENDER’S OR ANY OF PARTICIPANTS’ RIGHTS, INTERESTS, CONTRACTS, COLLATERAL SECURITY OR REMEDIES. THEREFORE, BORROWER UNCONDITIONALLY RELEASES, WAIVES AND FOREVER DISCHARGES (A) ANY AND ALL LIABILITIES, OBLIGATIONS, DUTIES, PROMISES OR INDEBTEDNESS OF ANY KIND OF LENDER OR ANY PARTICIPANT TO BORROWER, EXCEPT THE OBLIGATIONS TO BE PERFORMED BY LENDER OR ANY PARTICIPANT ON OR AFTER THE DATE HEREOF AS EXPRESSLY STATED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) ALL CLAIMS, OFFSETS, CAUSES OF ACTION, SUITS OR DEFENSES OF ANY KIND WHATSOEVER (IF ANY), WHETHER ARISING AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, WHICH BORROWER MIGHT OTHERWISE HAVE AGAINST LENDER, ANY PARTICIPANT OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, IN EITHER CASE (A) OR (B), ON ACCOUNT OF ANY PAST OR PRESENTLY EXISTING CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, INDEBTEDNESS, CLAIM, CAUSE OF ACTION, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered effective as of the date first above written.

BORROWER: SILVERLEAF RESORTS, INC., a Texas corporation

By:	/S/ HARRY J. WHITE, JR.
Name: Harry J. White, Jr. Title: Chief Financial Officer

STATE OF TEXAS	)
	)	ss:
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 23rd day of February, 2007 by Harry J. White, Jr. , CFO of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

/S/ MARGARETTE BYRD
Commissioner of the Superior Court Notary Public My Commission Expires: Nov. 22, 2007

LENDER: TEXTRON FINANCIAL CORPORATION, a Delaware corporation

/S/ LISA TOOMER	By:	/S/ JOHN D’ANNIBALE
Lisa Toomer		Name: John D’Annibale Title: V.P.

STATE OF CONNECTICUT	)
	)	ss:
COUNTY OF HARTFORD	)

The foregoing instrument was acknowledged before me this 26th day of February, 2007 by John D’Annibale, Vice President of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.

/S/ LAURA D’ANGELO
Commissioner of the Superior Court Notary Public My Commission Expires: Feb. 28, 2009

List of Schedules and Exhibits to Agreement not filed herewith:

EXHIBIT A: Form of Collateral Assignment of Notes Receivable and Mortgages
EXHIBIT B-1: Form of Acquisition Note
EXHIBIT B-2: Form of Inventory Note
EXHIBIT B-3: Form of Receivable Note
EXHIBIT C : Form of Real Estate Mortgage
EXHIBIT D: Form of Modification of Inventory Mortgage
EXHIBIT E-1: Form of Borrower’s Certificate and Request for Advance (Receivable)
EXHIBIT E-2: Form of Borrower’s Certificate and Request for Advance (Inventory)
EXHIBIT E-3: Form of Borrower’s Certificate and Request for Advance (Acquisition)
EXHIBIT F: Form of Inventory Mortgage
EXHIBIT F-1: Form of Modification of Inventory Mortgage (Advances)
EXHIBIT G: Form of Certification
EXHIBIT H: Form of Officer’s Certificate
SCHEDULE A: Land Records for Recording Inventory Mortgages
SCHEDULE 1.1(a): List of Resort Declarations
SCHEDULE 1.1(b): List of Timeshare Owner’s Associations
SCHEDULE 2.8(B): Borrower’s Executive Management
SCHEDULE 6.5: Liens
SCHEDULE 6.7: Litigation
SCHEDULE 6.9: Environmental Matters
SCHEDULE 6.19: Timeshare Documents
SCHEDULE 6.23(a): Receivable Inventory Control Procedures
SCHEDULE 6.23(b): Interval Inventory Control Procedures